Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2020, is by and among XHR LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders, and the Lenders party hereto (collectively constituting the Required Lenders).

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders, the Administrative Agent and the other financial institutions party thereto entered into that certain Amended and Restated Revolving Credit Agreement dated as of January 11, 2018 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below);

(2) The Administrative Agent, the Borrower and certain Lenders party to the Credit Agreement wish to amend the Credit Agreement to address certain changes to the terms thereof as set forth below; and

(3) The Borrower, the Administrative Agent and the Lenders party hereto, collectively constituting the Required Lenders, have agreed pursuant to Section 9.02 of the Credit Agreement to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

SECTION 1. Amendments to the Credit Agreement. (a) The Credit Agreement is, upon the occurrence of the Amendment Effective Date (as defined in Section 8 below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A (as so amended, the “Amended Credit Agreement”).

(b) The Credit Agreement is hereby amended by adding new Exhibit F thereto in the form of Exhibit F attached hereto.

(c) The Credit Agreement is hereby amended by adding new Exhibit G thereto in the form of Exhibit G attached hereto.

(d) The Credit Agreement is hereby amended by amending and restating Schedule 3.05 thereto to read in its entirety as Schedule 3.05 attached hereto (it being understood and agreed that (x) the Borrower hereby certifies that each Real Estate Asset set forth on such Schedule 3.05 satisfies the eligibility criteria set forth in the definition of “Unencumbered Property” (as defined in the Amended Credit Agreement) and (y) any requirement for a certificate pursuant to Section 5.11(b) of the Credit Agreement with respect to the Real Estate Assets set forth on such Schedule 3.05 shall be deemed satisfied).

(e) The Credit Agreement is hereby amended by adding a new Schedule 6.01 thereto to read in its entirety as Schedule 6.01 attached hereto.

(f) The Credit Agreement is hereby amended by adding a new Schedule 6.02 thereto to read in its entirety as Schedule 6.02 attached hereto.

SECTION 2. Waivers to the Credit Agreement.

(a) The undersigned Lenders, collectively constituting the Required Lenders, hereby (i) waive compliance by the Borrower with the provisions of Section 6.12(a), Section 6.12(d) and Section 6.12(f) of the Credit Agreement (collectively, the “Subject Provisions”) during the Covenant Waiver Period (as defined in the Amended Credit Agreement) (the “Waiver Period”) and (ii) agree that no Default or Event of Default shall exist or arise as a result of the Borrower’s failure to comply with the Subject Provisions during the Waiver Period.

(b) Pursuant to Section 9.02 of the Credit Agreement, and subject to the limitations contained herein, the (i) undersigned Lenders, collectively constituting the Required Lenders, hereby waive the Event of Default under Article VII(d) of the Credit Agreement caused by the Borrower’s noncompliance with Section 6.12(f) of the Credit Agreement for the fiscal quarter ended March 31, 2020, and (ii) each undersigned Lender that is party to a Swap Agreement by and between such Lender and the Borrower (each such Lender in such capacity, a “Swap Counterparty”) hereby waives any default or termination event that now exists or may arise under any Swap Agreement with respect to which such Lender is a Swap Counterparty, in each case, as a result of the Borrower’s noncompliance with Section 6.12(f) of the Credit Agreement for the fiscal quarter ended March 31, 2020.

Without limiting the generality of the provisions of Section 9.02 of the Credit Agreement, the waiver set forth in this Section 2 shall be limited precisely as written, and nothing herein shall be deemed to (a) constitute a waiver of compliance by the Borrower with respect to (i) the Subject Provisions other than during the Waiver Period or (ii) any other term, provision or condition of the Loan Documents or any other instrument or agreement referred to in any of them, or (b) prejudice any right or remedy that any Lender may now have or may have in the future under or in connection with the Credit Agreement, the other Loan Documents, any Swap Agreement with a Swap Counterparty or any other instrument or agreement referred to in any of them or under applicable law. For the avoidance of doubt, the waiver of compliance with the Subject Provisions set forth herein shall not extend beyond the last day of the Waiver Period and such waiver shall be of no force or effect for any purpose after the last day of the Waiver Period.

SECTION 3. Pledge Agreement. The Collateral Agent is hereby authorized by the Lenders to enter into a Pledge Agreement in substantially the form attached as Exhibit F hereto (the “Pledge Agreement”). The terms and provisions of the Pledge Agreement that refer to the Secured Parties shall be binding on all Secured Parties to the same extent as if each Secured Party were a party thereto.

SECTION 4. Intercreditor Agreement. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into an Intercreditor Agreement

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dated as of the date hereof and in the form attached as Exhibit G hereto (the “Intercreditor Agreement”) with the Borrower, the other Loan Parties party thereto and the administrative agents for each of the KeyBank 2015 Credit Agreement, the KeyBank 2017 Credit Agreement, the Wells Fargo Credit Agreement and the PNC Bank Credit Agreement. The terms and provisions of the Intercreditor Agreement that refer to the Secured Parties shall be binding on all Secured Parties to the same extent as if each Secured Party were a party thereto. The Intercreditor Agreement shall be treated as a Loan Document. The Borrower and each of the Guarantors acknowledge that such agents are entering into the Intercreditor Agreement as of the Amendment Effective Date and that the Intercreditor Agreement, as it may be amended from time to time, governs the relationships among the parties party thereto with respect to the Collateral and use of the proceeds thereof.

SECTION 5. Amendment Fees. The Borrower shall pay to the Administrative Agent for the benefit of each Lender that executes and delivers a signature page to this Amendment prior to 1:00 p.m. New York City time on June 30, 2020 (each, a “Consenting Lender”) a consent fee in an amount equal to 0.10% of each Consenting Lender’s Revolving Commitment, payable on the Amendment Effective Date.

SECTION 6. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants that:

(a) The execution, delivery and performance by each Loan Party of this Amendment are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The entry by each Loan Party into this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries (other than Liens arising under the Loan Documents).

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(c) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries that involve this Amendment.

(d) After giving effect to the waiver set forth in Section 2(b) above (and the corresponding waiver set forth in each of the amendments referenced in Section 8(e) below), the representations and warranties of the Borrower set forth in Article III of the Amended Credit Agreement are and shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date); and

(e) Other than any Default or Event of Default that would exist absent the waiver pursuant to Section 2(b) above (and the corresponding waiver set forth in each of the amendments referenced in Section 8(e) below), no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Amendment by any Loan Party.

SECTION 7. Reaffirmation of Guaranty. Each of the undersigned Guarantors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

The Company hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Parent Guaranty dated as of January 11, 2018, by the Company in favor of the Administrative Agent (the “Parent Guaranty”) will include all Obligations under, and as defined in, the Amended Credit Agreement.

Each of the undersigned Subsidiary Guarantors hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Subsidiary Guaranty dated as of January 11, 2018, as supplemented by the Joinders thereto, by the Subsidiary Guarantors in favor of the Administrative Agent (the “Subsidiary Guaranty”, and together with the Parent Guaranty, the “Guaranties”) will include all Obligations under, and as defined in, the Amended Credit Agreement.

SECTION 8. Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

(a) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of this Amendment executed by each of the Loan Parties, the Lenders collectively comprising at least the Required Lenders (in their capacities as Lenders and, if applicable, as Swap Counterparties) and the Administrative Agent.

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(b) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, a Joinder Agreement to the Subsidiary Guaranty executed by each Loan Party identified as a New Guarantor on Schedule 1 attached hereto.

(c) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of the Intercreditor Agreement executed by each of the parties party thereto.

(d) The Borrower and certain of its Subsidiaries shall have (i) executed and delivered the Pledge Agreement, (ii) made all filings necessary or desirable in order to perfect and protect the first priority liens and security interests created in the Collateral (as defined in the Pledge Agreement) and (iii) delivered to the Collateral Agent certificated securities of each applicable Issuer (as defined in the Pledge Agreement), if any, together with any applicable share powers delivered in blank.

(e) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an amendment to each of the KeyBank 2015 Credit Agreement, the KeyBank 2017 Credit Agreement, the Wells Fargo Credit Agreement and the PNC Bank Credit Agreement, it being understood that, in each case, any such amendment that is in substantially the same form as this Amendment or otherwise substantially consistent with the summary of amendment terms previously approved by the Administrative Agent shall be deemed satisfactory.

(f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties and Venable LLP, special Maryland counsel to the Company, in each case, in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Loan Parties and this Amendment as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(g) The Administrative Agent shall have received the following items from the Borrower:

(i) Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Amendment Effective Date;

(ii) Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

(iii) Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the

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Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv) Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the transactions contemplated by this Amendment, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties; and

(v) UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization.

(h) (i) The fees provided for in Section 5, (ii) any fees separately agreed by the Administrative Agent and the Borrower, and (iii) to the extent invoiced to the Borrower at least one (1) Business Day prior to the Amendment Effective Date, all of the reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of one firm of counsel for the Administrative Agent) due and payable on the Amendment Effective Date shall have been paid in full.

(i) The Administrative Agent and each Lender shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least five (5) Business Days prior to the Amendment Effective Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act to the extent requested by the Administrative Agent at least five (5) Business Days prior to the Amendment Effective Date.

SECTION 9. Post-Effectiveness Obligations. The Borrower shall, and shall cause its applicable Subsidiaries to take each of the actions described on Schedule 9 attached hereto, in each case, within the time periods specified therein. The failure to comply with this Section 9 shall constitute an automatic Event of Default under the Credit Agreement.

SECTION 10. Reference to and Effect on the Credit Agreement, the Notes and the other Loan Documents. (a) This Amendment is a Loan Document. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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(c) This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified by this Amendment. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents, as modified by this Amendment.

SECTION 11. Ratification. Except as modified by this Amendment and the transactions contemplated hereby, the Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.

SECTION 12. Costs and Expenses. The Borrower agrees to pay, promptly after receipt of a demand therefore, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of one firm of counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.

SECTION 13. Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 14. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Balance of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

XHR LP

By:	XHR GP, Inc.,
its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

PARENT GUARANTOR:

XENIA HOTELS & RESORTS, INC.,
as a Guarantor

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

SUBSIDIARY GUARANTORS:

IA LODGING KEY WEST, L.L.C.
IA LODGING SALT LAKE CITY, L.L.C.
IA LODGING ALEXANDRIA KING, L.L.C.
IA LODGING NAPA SOLANO, L.L.C.
IA LODGING SAN DIEGO, L.L.C.
IA LODGING SAVANNAH BARNARD, L.L.C.
IA LODGING CHICAGO WABASH, L.L.C.
XHR BOSTON COMMONWEALTH LLC
XHR PORTLAND LLC
XHR SANTA BARBARA LLC
XHR ORLANDO CYPRESS LLC
XHR PHOENIX PALMS LLC
XHR SCOTTSDALE RANCH LLC
XHR CARLSBAD LLC
XHR PITTSBURGH MARKET LLC
IA LODGING CELEBRATION, L.L.C.
IA LODGING SAVANNAH, L.L.C.
XHR CHARLESTON MEETING LLC
XHR MOUNTAIN BROOK LLC
IA LODGING SANTA CLARA, L.L.C.
IA LODGING NEW ORLEANS, L.L.C.
IA LODGING CHARLESTON LEE, L.L.C.
XHR DENVER CURTIS LLC
XHR ATLANTA PEACHTREE LLC
IA LODGING DENVER CHAMPA, L.L.C.
XHR PORTLAND OCC LLC, each as a Guarantor

By:	XHR LP, the sole member of each of the foregoing limited liability companies
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

IA LODGING AUSTIN ARBORETUM LP, as a Guarantor

By:	IA Lodging Austin Arboretum GP, L.L.C., its general partner
By:	XHR LP, its sole member
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

IA LODGING WOODLANDS LP, as a Guarantor

By:	IA Lodging Woodlands GP, L.L.C., its general partner
By:	XHR LP, its sole member
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD LP, as a Guarantor

By:	IA Lodging Dallas Akard GP, L.L.C., its general partner
By:	XHR LP, its sole member
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

IA LODGING HOUSTON GALLERIA LP, as a Guarantor

By:	IA Lodging Houston Galleria GP, L.L.C., its general partner
By:	XHR LP, its sole member
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

IA LODGING HOUSTON OAKS LP, as a Guarantor

By:	IA Lodging Houston Oaks GP, L.L.C., its general partner
By:	XHR LP, its sole member
By:	XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Christian Lunt
Name:	Christian Lunt
Title:	Executive Director

[Signature Page – Amendment No. 1 to XHR Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel S. Dyer
	Name:	Daniel S. Dyer
	Title:	Vice President

[Signature Page – Amendment No. 1 to XHR Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Z. Schmitt
	Name:	Thomas Z. Schmitt
	Title:	Assistant Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and as a Swap Counterparty

By:	/s/ Tanya L. Acosta
	Name:	Tanya L. Acosta
	Title:	Senior Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Christopher J. Albano
	Name:	Christopher J. Albano
	Title:	Authorized Signatory

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and as a Swap Counterparty

By:	/s/ Attila Coach
	Name:	Attila Coach
	Title:	MD

By:	/s/ Steven Jonassen
	Name:	Steven Jonassen
	Title:	Managing Director

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and as a Swap Counterparty

By:	/s/ James Beltz
	Name:	James Beltz
	Title:	Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

J. ARON & COMPANY, as a Swap Counterparty

By:	/s/ Dustin Willis
	Name:	Dustin Willis
	Title:	Authorized Signatory

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jack Kuhns
	Name:	Jack Kuhns
	Title:	Authorized Signatory

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Matt Stein
	Name:	Matt Stein
	Title:	Senior Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as a Swap Counterparty

By:	/s/ Lori Y Jensen
	Name:	Lori Y Jensen
	Title:	Senior Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Gwendolyn Gatz
	Name:	Gwendolyn Gatz
	Title:	Director

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Ghi S. Gavin
	Name:	Ghi S. Gavin
	Title:	Senior Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ Sean C. Dunne
	Name:	Sean C Dunne
	Title:	Vice President

[Signature Page – Amendment No. 1 to XHR Revolving Credit Agreement]

Exhibit A

Amended Credit Agreement

~~EXECUTION VERSION~~

<Exhibit A to Amendment No. 1 to Amended and Restated Credit Agreement>

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

DATED AS OF

JANUARY 11, 2018

AMONG

XHR LP

THE LENDERS PARTY HERETO

AND

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION AND KEYBANK NATIONAL ASSOCIATION,

AS CO-SYNDICATION AGENTS

CITIBANK, N.A. AND U.S. BANK NATIONAL ASSOCIATION,

AS DOCUMENTATION AGENTS

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC, AND

KEYBANC CAPITAL MARKETS INC.,

AS JOINT BOOKRUNNERS AND JOINT LEAD ARRANGERS

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~32~~<39>
SECTION 1.03	Terms Generally	~~32~~<40>
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Calculations	~~32~~<40>

ARTICLE II THE CREDITS		~~33~~<41>

SECTION 2.01	Commitments	~~33~~<41>
SECTION 2.02	Loans and Borrowings	~~33~~<41>
SECTION 2.03	Requests for Revolving Borrowings	~~34~~<42>
SECTION 2.04	Incremental Facilities	~~35~~<42>
SECTION 2.05	Swingline Loans	~~38~~<45>
SECTION 2.06	Letters of Credit	~~40~~<47>
SECTION 2.07	Funding of Borrowings	~~45~~<52>
SECTION 2.08	Interest Elections	~~45~~<53>
SECTION 2.09	Termination and Reduction of Commitments	~~47~~<54>
SECTION 2.10	Repayment of Loans; Evidence of Debt	~~47~~<55>
SECTION 2.11	Prepayment of Loans	~~48~~<55>
SECTION 2.12	Fees	~~48~~<58>
SECTION 2.13	Interest	~~50~~<59>
SECTION 2.14	Alternate Rate of Interest	~~51~~<60>
SECTION 2.15	Increased Costs	~~52~~<61>
SECTION 2.16	Break Funding Payments	~~53~~<62>
SECTION 2.17	Taxes	~~54~~<63>
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~57~~<67>
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~59~~<68>
SECTION 2.20	Defaulting Lenders	~~60~~<69>
SECTION 2.21	Extension of Revolving Maturity Date	~~62~~<71>

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~62~~<71>

SECTION 3.01	Organization; Powers	~~62~~<71>
SECTION 3.02	Authorization; Enforceability	~~63~~<72>
SECTION 3.03	Governmental Approvals; No Conflicts	~~63~~<72>
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~63~~<72>
SECTION 3.05	Properties	~~63~~<73>
SECTION 3.06	Litigation and Environmental Matters	~~64~~<73>
SECTION 3.07	Compliance with Laws and Agreements	~~64~~<73>
SECTION 3.08	Investment Company Status	~~64~~<74>
SECTION 3.09	Taxes	~~65~~<74>
SECTION 3.10	ERISA	~~65~~<74>
SECTION 3.11	Disclosure	~~65~~<74>
SECTION 3.12	Anti-Corruption Laws and Sanctions	~~65~~<74>
SECTION 3.13	Federal Reserve Board Regulations	~~66~~<75>
SECTION 3.14	Subsidiaries	~~66~~<75>
SECTION 3.15	Solvency	~~66~~<75>

i

(continued)

SECTION 3.16	REIT Status	~~66~~<75>
SECTION 3.17	Insurance	~~66~~<75>
SECTION 3.18	~~EEA~~<Affected> Financial Institutions	~~66~~<75>
<SECTION 3.19	COVID-19 Programs	75>

ARTICLE IV CONDITIONS		~~66~~<76>

SECTION 4.01	Effective Date	~~66~~<76>
SECTION 4.02	Each Credit Event	~~68~~<78>

ARTICLE V AFFIRMATIVE COVENANTS		~~69~~<78>

SECTION 5.01	Financial Statements; Ratings Change and Other Information	~~69~~<78>
SECTION 5.02	Notices of Material Events	~~70~~<80>
SECTION 5.03	Existence; Conduct of Business; REIT Status; Stock Listing	~~71~~<80>
SECTION 5.04	Payment of Obligations	~~71~~<81>
SECTION 5.05	Maintenance of Properties; Insurance	~~71~~<81>
SECTION 5.06	Books and Records; Inspection Rights	~~71~~<81>
SECTION 5.07	Compliance with Laws	~~72~~<81>
SECTION 5.08	Use of Proceeds and Letters of Credit	~~72~~<82>
SECTION 5.09	Accuracy of Information	~~72~~<82>
SECTION 5.10	Notices of Asset Sales, Encumbrances or Dispositions	~~72~~<82>
SECTION 5.11	Additional Guarantors; Additional Unencumbered Properties ~~73~~<; Covenant Waiver Period Collateral; Further Assurances	83>
SECTION 5.12	Releases of Guaranties	~~73~~<84>
<SECTION 5.13	Covenant Waiver Period Collateral Release Following Covenant Waiver Period	85>
<SECTION 5.14	COVID-19 Programs	85>

ARTICLE VI NEGATIVE COVENANTS		~~74~~<86>

SECTION 6.01	Indebtedness	~~74~~<86>
SECTION 6.02	Liens	~~74~~<87>
SECTION 6.03	Fundamental Changes; Changes in Business; Asset Sales	~~75~~<87>
SECTION 6.04	[Reserved]	~~75~~<88>
SECTION 6.05	Swap Agreements	~~75~~<88>
SECTION 6.06	Restricted Payments	~~76~~<88>
SECTION 6.07	Transactions with Affiliates	~~76~~<89>
SECTION 6.08	[Reserved]	~~76~~<89>
SECTION 6.09	Sale and Leaseback	~~76~~<89>
SECTION 6.10	Changes in Fiscal Periods	~~76~~<89>
SECTION 6.11	Payments and Modifications of Subordinate Debt	~~76~~<89>
SECTION 6.12	Financial< Covenants	90>
<SECTION 6.13	Additional> Covenants ~~77~~< During the Covenant Waiver Period	92>

(continued)

ARTICLE VII EVENTS OF DEFAULT		~~77~~<93>

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~81~~<97>

ARTICLE IX MISCELLANEOUS		~~83~~<99>

SECTION 9.01	Notices	~~83~~<99>
SECTION 9.02	Waivers; Amendments	~~85~~<101>
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~86~~<102>
SECTION 9.04	Successors and Assigns	~~88~~<104>
SECTION 9.05	Survival	~~93~~<109>
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~93~~<109>
SECTION 9.07	Severability	~~94~~<110>
SECTION 9.08	Right of Setoff	~~94~~<110>
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~94~~<110>
SECTION 9.10	WAIVER OF JURY TRIAL	~~95~~<111>
SECTION 9.11	Headings	~~95~~<111>
SECTION 9.12	Confidentiality	~~95~~<111>
SECTION 9.13	Material Non-Public Information	~~96~~<112>
SECTION 9.14	Authorization to Distribute Certain Materials to Public-Siders	~~96~~<112>
SECTION 9.15	Interest Rate Limitation	~~97~~<113>
SECTION 9.16	USA PATRIOT Act	~~97~~<113>
SECTION 9.17	No Advisory or Fiduciary Responsibility	~~97~~<113>
SECTION 9.18	Acknowledgement and Consent to Bail-In of ~~EAA~~<Affected> Financial Institutions	~~98~~<114>
SECTION 9.19	Transitional Arrangements	~~98~~<114>
<SECTION 9.20	Acknowledgement Regarding Any Supported QFCs	115>

SCHEDULES:

Schedule EGL — Eligible Ground Leases

Schedule ES — Excluded Subsidiaries

Schedule 2.01A — Lenders; Commitments

Schedule 2.01B — Swingline Lenders; Swingline Commitments

Schedule 2.01C — Issuing Banks; Letter of Credit Commitments

Schedule 2.06 — Existing Letters of Credit

Schedule 3.05 — Unencumbered Properties

Schedule 3.06 — Disclosed Matters

Schedule 3.14 — Subsidiaries

<Schedule 6.01 — Existing Indebtedness>

<Schedule 6.02 — Existing Liens>

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Borrowing Request

Exhibit C-1 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-1 — Form of Revolving Loan Note

Exhibit D-2 — Form of Swingline Loan Note

Exhibit E — Form of Compliance Certificate

<Exhibit F – Form of Covenant Waiver Period Pledge Agreement>

<Exhibit G – Form of Intercreditor Agreement>

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of January 11, 2018, among XHR LP, a Delaware limited partnership, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, the Administrative Agent and certain of the Lenders are parties to that certain Revolving Credit Agreement dated as of February 3, 2015 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement to, among other things, extend the maturity date thereunder;

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to so amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Net Operating Income” means, for any fiscal period for any Real Estate Asset, (a) the Net Operating Income (or proportionate share of Net Operating Income from a Real Estate Asset owned jointly by an Investment Affiliate) from such Real Estate Asset minus (b) a reserve for capital expenditures and replacements equal to four percent (4%) of the annual gross revenues for such Real Estate Asset (or proportionate share of such reserve for a Real Estate Asset owned by an Investment Affiliate).

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

<“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.>

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to it in Section 9.01(d).

“Agreement” has the meaning assigned to it in the recitals.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate if a Eurodollar Borrowing with a one month Interest Period was being made on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate<as determined pursuant to the foregoing>shall be less than ~~zero~~<1.25% >, such rate shall be deemed to be ~~zero~~<1.25% > for purposes of this Agreement.

<“Amendment Effective Date” means June 30, 2020.>

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Borrower or any of its Affiliates from time to time concerning or relating to money laundering, bribery or corruption.

“Applicable Credit Rating” means a rating assigned to the Company’s Index Debt by Moody’s, S&P or Fitch.

<“Applicable Percentage” has the meaning assigned to it in Section 2.11(c).>

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined as set forth below.

(a) From and after the Effective Date and until the Debt Rating Pricing Election Date, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined by the range into which the Leverage Ratio falls in the table below<; provided, however, that from and after the Amendment Effective Date until the Covenant Compliance Date, the Applicable Rate, shall be based on Level VI (and, following the Covenant Compliance Date, the Applicable Rate shall revert to the applicable Level in the table below)>:

RATIO LEVEL	LEVERAGE RATIO	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE
Level I	< 4.0 to 1.0	1.50%	0.50%
Level II	≥ 4.0 to 1.0 and < 4.5 to 1.0	1.60%	0.60%
Level III	≥ 4.5 to 1.0 and < 5.0 to 1.0	1.65%	0.65%
Level IV	≥ 5.0 to 1.0 and < 5.5 to 1.0	1.80%	0.80%
Level V	≥ 5.5 to 1.0 and < 6.0 to 1.0	1.95%	0.95%
Level VI	≥ 6.0 to 1.0	2.25%	1.25%

For purposes of this clause (a), any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio< (or the occurrence of the Covenant Compliance Date)> shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered in accordance with Section 5.01(d); provided, however, that if such compliance certificate is not delivered in accordance with Section 5.01(d) and has not been delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower notifying the Borrower of the failure to deliver such compliance certificate on the date when due in accordance with Section 5.01(d), then the Applicable Rate shall be the percentage that would apply to the Level VI Ratio and it shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered and shall remain in effect until such compliance certificate is delivered. The Applicable Rate from the Effective Date until the delivery of the compliance certificate for the fiscal quarter ending December 31, 2017 shall be based on Level I.

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.

(b) From and after the Debt Rating Pricing Election Date, the “Eurodollar - Applicable Rate”, the “ABR - Applicable Rate” or the “Facility Fee Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR - APPLICABLE RATE	ABR - APPLICABLE RATE	FACILITY FEE RATE
Level I Rating	A3/A- or higher	0.825%	0%	0.125%
Level II Rating	Baa1/BBB+	0.875%	0%	0.15%
Level III Rating	Baa2/BBB	1.00%	0%	0.20%
Level IV Rating	Baa3/BBB-	1.20%	0.20%	0.25%
Level V Rating	Below Baa3/BBB- or unrated	1.55%	0.55%	0.30%

For purposes of this clause (b), if at any time the Company has two (2) Applicable Credit Ratings, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating. If at any time the Company has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used. If at any time the Company has only one Applicable Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to such Applicable Credit Rating. If the Company neither has an Applicable Credit Rating from Moody’s nor S&P, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to an Applicable Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.

Each change in the Applicable Rate and Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate and Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Any adjustment in the Applicable Rate shall be applicable to all existing Loans.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

<“Asset Disposition” means the sale, transfer, license, lease or other disposition of any real or personal property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Loan Party or any subsidiary thereof; provided that “Asset Disposition” shall exclude any Permitted Disposition.>

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Financial Officer or General Counsel of any of (i) the Company, (ii) the Borrower or (iii) the general partner of the Borrower.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Credit Exposure then outstanding; provided, that in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~<Affected > Financial Institution.

“Bail-In Legislation” means, <(a) >with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law<, rule, regulation or requirement> for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule<, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings)>.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means XHR LP, a Delaware limited partnership.

“Borrowing” means (a) Loans of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request in substantially the form of Exhibit B hereto by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;

(c) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Control” means: (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Original Effective Date) shall beneficially own a percentage of the then outstanding Equity Interests of the Company having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Company (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Company; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Company; or (b) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (c) the Company or a Wholly-Owned Subsidiary of the Company shall cease to be the sole general partner of the Borrower; or (d) the Company shall cease to directly or indirectly own at least 70% of the limited partnership interests in the Borrower.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date such Lender or Issuing Bank became a party to this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

<“Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent for the lenders under the Credit Facilities, pursuant to the Intercreditor Agreement. >

<“Collateral Documents” means, collectively, the Covenant Waiver Period Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations.>

<“Collateral Release Date” means the first date occurring after the end of the Covenant Waiver Period on which (x) the Borrower achieves compliance with all of the financial covenants set forth in Section 6.12 for two (2) consecutive fiscal quarters without giving effect to the Permitted Variations, and (y) the Permitted Variations Period is no longer in effect.>

“Commitment” means, with respect to each Lender, unless the context otherwise requires, its Revolving Commitment.

“Commitment Fee Rate” means, to the extent in effect as calculated on a daily basis, for any calendar quarter (a) 0.30% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is less than 50%, and (b) 0.20% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is greater than or equal to 50%.

“Communications” has the meaning assigned to it in Section 9.01(d).

“Company” means Xenia Hotels & Resorts, Inc., a Maryland corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means for any period, without duplication, an amount equal to the net income or loss of the Company, the Borrower and their subsidiaries on a consolidated basis determined in accordance with GAAP (excluding losses attributable to the sale or other disposition of assets and the adjustment for so-called “straight-line rent accounting”) for such period plus (x)

the following to the extent deducted in computing such consolidated net income or loss for such period: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization for such period, (iv) other non-cash charges for such period and non-recurring cash charges for such period, (v) acquisition costs of the Borrower and its subsidiaries for such period in an aggregate amount of up to $5,000,000 in any fiscal year of the Borrower and (vi) all losses attributable to the sale or other disposition of assets in such period, and minus (y) to the extent included in computing such consolidated net income or loss for such period, all gains attributable to the sale or other disposition of assets or debt restructurings in such period, all of the foregoing as adjusted to include the pro rata share of the Company, the Borrower and their subsidiaries on a consolidated basis of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of the Company, the Borrower and their subsidiaries on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense for such period, plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by the Company, the Borrower or any of their consolidated subsidiaries, plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Company, the Borrower or any of their subsidiaries is liable and (y) the pro rata share of the Company, the Borrower and such subsidiaries on a consolidated basis of such Investment Affiliate, plus (d) dividends on the Company’s preferred stock required to be made during such period pursuant to the Company’s organizational documents, plus (e) all rental payments due and payable with respect to such period under ground leases of any properties at which the Company, the Borrower and/or any of such subsidiaries are tenants.

“Consolidated Interest Expense” means, for any period for the Company, the Borrower and their subsidiaries, the sum (without duplication) for such period of: (i) total interest expense, whether paid or accrued, of the Company, the Borrower and such subsidiaries, including, to the extent not capitalized, fees payable in connection with this Agreement and other Indebtedness permitted by this Agreement, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense, including the Company’s, the Borrower’s and such subsidiaries’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense, (ii) amortization of costs related to interest rate protection contracts and rate buydowns, (iii) capitalized interest, (iv) amortization of Capitalized Loan Fees of the Company, the Borrower and such subsidiaries, (v) interest incurred on any liability or obligation that constitutes a Contingent Obligation of the Company and such subsidiaries and (vi) to the extent not included in clauses (i), (ii), (iii), (iv) and (v) each of the Company’s, the Borrower’s and such subsidiaries’ pro rata share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“Consolidated Tangible Net Worth” means, at any date of determination, (i) Total Asset Value minus (ii) Total Indebtedness.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or monetized, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to the maximum reasonable anticipated liability in respect of any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

<“Covenant Compliance Date” shall mean the earlier of (i) the date on which the Borrower delivers a compliance certificate in accordance with Section 5.01(d) demonstrating compliance with the financial covenants set forth in Section 6.12 (as modified as of the Amendment Effective Date) for the fiscal quarter ending June 30, 2021 and (ii) the date the Borrower shall, in its sole discretion, deliver both (a) a compliance certificate in accordance with Section 5.01(d) with respect to any fiscal quarter ending after the Amendment Effective Date but prior to June 30, 2021 reflecting compliance with the financial covenants in effect from and after the Covenant Waiver Period and (b) written notice to the Administrative Agent electing to terminate the Covenant Waiver Period concurrently with the delivery of such compliance certificate.>

<“Covenant Waiver Period” shall mean the period commencing with the fiscal quarter ending June 30, 2020 and ending on the earlier of (i) the date the Borrower shall be required to deliver the compliance certificate to be delivered with respect to the fiscal quarter ending June 30, 2021 in accordance with Section 5.01(d) and (ii) the Covenant Compliance Date.>

<“Covenant Waiver Period Collateral” means all “Collateral” as defined in the Covenant Waiver Period Pledge Agreement (to the extent not previously released in connection with a Covenant Waiver Period Collateral Release pursuant to Section 5.13).>

<“Covenant Waiver Period Collateral Release” has the meaning given that term in Section 5.13.>

<“Covenant Waiver Period Collateral Release Certificate” has the meaning given that term in Section 5.13.>

<“Covenant Waiver Period Pledge Agreement” means that certain Pledge Agreement dated as of the Amendment Effective Date substantially in the form of Exhibit F hereto, executed by the Borrower and certain of its Subsidiaries in favor of the Collateral Agent for the benefit of the Collateral Agent and the lenders and secured parties under the Intercreditor Agreement (as required by the First Amendment), as the same may be amended, restated or otherwise modified from time to time.>

<“COVID-19 Relief Funds” means funds or credit or other support received by the Company or any subsidiary of the Company from, or with the credit or other support of, any Governmental Authority (a “COVID-19 Relief Program”), and incurred with the intent to mitigate (in the good faith determination of the Borrower), through additional liquidity or other financial relief, the impact of the COVID-19 global pandemic on the business and operations of the Company, the Borrower and its Subsidiaries.>

<“COVID-19 Relief Program” has the meaning assigned thereto in the definition of “COVID-19 Relief Funds”.>

<“Credit Facilities” means, collectively, this Agreement, the Wells Fargo Credit Agreement, the KeyBank 2015 Credit Agreement, the KeyBank 2017 Credit Agreement, the PNC Bank Credit Agreement, and any Permitted Refinancing Indebtedness in respect of any of the foregoing.>

“Credit Party” means the Administrative Agent, each Issuing Bank, each Swingline Lender or any other Lender.

<“Debt Issuance” means the issuance of any Indebtedness (including guarantees thereof) for borrowed money by any Loan Party or any of its subsidiaries.>

“Debt Rating Pricing Election Date” means the date< following the Covenant Compliance Date> on which (a) the Company has received an Investment Grade Rating from Moody’s or S&P and such Investment Grade Rating continues to exist on the date that the Borrower gives its election notice described below and (b) the Borrower has delivered written notice to the Administrative Agent (which shall promptly notify each of the Lenders) of its election (which shall be irrevocable) to have the Applicable Rates determined by reference to the Applicable Credit Ratings instead of the Leverage Ratio.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both as specified in Article VII would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

<“Designated Covenant Waiver Period Collateral Subsidiaries” means, collectively, all Subsidiaries whose Equity Interests are pledged pursuant to the Covenant Waiver Period Pledge Agreement.>

“Development Property” means a Real Estate Asset owned by the Borrower or one of its Subsidiaries on which the construction or redevelopment of a hotel or other hospitality property has commenced, other than any Real Estate Asset with respect to which any interruption of construction or redevelopment has lasted for more than one hundred and twenty (120) consecutive days and is then continuing. Such Real Estate Asset shall be treated as a Development Property until construction is completed and a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of, a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the latest Maturity Date; provided, however, that if such Equity Interests are issued to any plan for the benefit of employees of the Company or its direct or indirect subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” has the meaning assigned to such term in the definition of “Ineligible Institution”.

“Distressed Mortgage Note” has the meaning assigned to such term in the definition of “Total Asset Value”.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

“dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which is January 11, 2018.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of their respective Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee and any Disqualified Institution is subject to Section 9.04(e).

“Eligible Ground Lease” means each ground lease that would constitute a financeable ground lease on customary terms to a prudent institutional lender in the business of making commercial real estate loans< (it being acknowledged and agreed that any Permitted Transfer Restrictions within a ground lease shall not cause such ground lease to be considered not financeable)> and having a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 35 years from the Effective Date (or, in the case of a shorter term, the leasehold interest of the lessee reverts to a fee interest of such lessee at the end of such term). The Eligible Ground Leases as of the Effective Date are listed on Schedule EGL.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

<“Equity Issuance” means any offering of “securities” (as defined under the Securities Act) by the Company or the Borrower in its Equity Interests in (i) a public offering registered under the Securities Act, or (ii) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities) (including common or preferred equity, hybrid securities, convertible securities and any and all warrants, rights or options to purchase any of the foregoing, in each case whether in a public offering or a private placement); provided that the foregoing shall not include issuances pursuant to incentive plans (including equity or equity-based plans and non-equity plans) and awards thereunder, and other existing contractual obligations to current or former management or employees or members of the board of directors of the Company, the Borrower or any of their subsidiaries. For all purposes under this Agreement, the term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.>

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of such minimum funding standards, with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in critical or endangered status, or insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the imposition of a Lien under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate or the notification to the Borrower or any ERISA Affiliate that such a Lien will be imposed on account of any Plan or Multiemployer Plan; or (i) the failure by the Borrower or any ERISA Affiliate to make a required contribution to any Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

<“Excess Lien Proceeds” has the meaning assigned to it in Section 2.11(b).>

<“Excess Sale Proceeds” has the meaning assigned to it in Section 2.11(b).>

“Excluded Subsidiaries” means the Subsidiaries of the Borrower listed on Schedule ES attached hereto, as such Schedule ES may be updated by an Authorized Officer of the Borrower to include (a) any Subsidiary acquired pursuant to an acquisition permitted hereunder which is financed with Secured Indebtedness that is permitted by this Agreement and each Subsidiary thereof that guarantees such Secured Indebtedness (in each case to the extent that guaranteeing the Obligations is prohibited by such Secured Indebtedness), (b) any Subsidiary of an Excluded Subsidiary, (c) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, and is either acquired pursuant to an acquisition permitted hereunder or formed in a manner not expressly prohibited hereunder, and is prohibited by its organizational documents from giving a guaranty of the Obligations and (d) any Subsidiary of the Borrower organized in a jurisdiction other than the United States or any state thereof; provided that each such Subsidiary shall cease to be an Excluded Subsidiary hereunder if such Secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to guarantee such secured Indebtedness or if such Subsidiary ceases to be prohibited from giving a guaranty, as applicable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan, Letter of Credit or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to it in the recitals.

“Facility Fee Rate” means that rate determined pursuant to paragraph (b) of the definition of “Applicable Rate”.

“Facility Increase” has the meaning assigned to such term in Section 2.04.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and, to the extent substantively comparable with Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any of (i) the Company, (ii) the Borrower or (iii) the general partner of the Borrower.

“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).

<“First Amendment” means that certain Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of the Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.>

“Fitch” means Fitch, Inc. and its successors.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantors” means the Company and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, or with respect to commercial letter of credit or similar facilities, and all obligations of such Person owed as an account party or applicant on any standby letters of credit, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person (other than (i) obligations existing on the Effective Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations with respect to preferred stock of the Company), (h) all Contingent Obligations of such Person in respect of Indebtedness of other Persons of the types described in the foregoing clauses (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity

(including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Indebtedness under clause (d) or clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Nonrecourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Nonrecourse Indebtedness, as reasonably determined by the Borrower. The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower or any of its Affiliates, (d) a company, partnership, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Person (i) which (A) is a competitor of the Company or the Borrower in the business of owning and/or operating hotel and hospitality properties or (B) invests, as one of its primary lines of business, in hotel and hospitality real estate assets similar to the Real Estate Assets and (ii) which as of any date of determination has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Electronic System) not less than ten (10) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Information Memorandum” means the Confidential Information Memorandum dated November 2017 relating to the Borrower and the Transactions.

<“Insurance and Condemnation Event” means the receipt by any Loan Party or any of its Subsidiaries of any cash casualty insurance proceeds (for clarity, excluding insurance proceeds for financial (and not property) losses, such as business interruption insurance proceeds) or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective real or personal property.>

<“Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement dated as of the Amendment Effective Date substantially in the form of Exhibit G hereto (and as the Administrative Agent may reasonably agree to amend, modify or supplement from time to time) by and among the Administrative Agent, the administrative agents under the other Credit Facilities, the Collateral Agent on behalf of the lenders and secured parties under the Credit Facilities, the Company, the Borrower and its Subsidiaries from time to time party thereto, and, if applicable, the administrative agent or collateral agent (or other representative) on behalf of the holders of any Permitted Capital Markets Indebtedness, which agreement shall, with respect to the

Covenant Waiver Period Collateral, inter alia, acknowledge that the Covenant Waiver Period Collateral shall secure equally and ratably the Obligations and the obligations owing under the other Credit Facilities, and if applicable, the obligations owing under any pari passu Permitted Capital Markets Indebtedness. >

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Revolving Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

<“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees, consultants and independent contractors) or extension of credit to (but excluding payment deferrals, trade receivables and non-cash extensions of credit), capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c)

the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, (i) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, or write-ups, write-downs or write-offs with respect to such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment) and (ii) any modification, replacement, renewal or extension of an Investment made after the Amendment Effective Date (or any other conversion or exchange of one type of an Investment to or for another type of an Investment) shall be permitted (and shall not be deemed to constitute another Investment) so long as the initial Investment was permitted and the amount of such Investment (after giving effect to such modification, replacement, renewal, extension, conversion or exchange) is not increased thereby other than as otherwise permitted by this Agreement.>

“Investment Affiliate” means any unconsolidated subsidiary or Joint Venture of the Company, the Borrower and their consolidated subsidiaries.

“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and KeyBank National Association in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (or another Lender, with the consent of such Lender and the Borrower), in which case the term “Issuing Bank” shall include any such Affiliate (or such Lender) with respect to Letters of Credit issued by such Affiliate (or such Lender). Each reference herein to the “Issuing Bank” shall mean all of the Issuing Banks, each Issuing Bank, any Issuing Bank or the applicable Issuing Bank, as the context may require.

“Joint Lead Arrangers” means the Persons named as “Joint Lead Arrangers” on the cover page to this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“KeyBank 2015 Credit Agreement” means that certain Term Loan Agreement, dated as of October 22, 2015, by and among the Borrower, KeyBank National Association, as administrative agent, and the lenders and other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“KeyBank 2017 Credit Agreement” means that certain Term Loan Agreement, dated as of September 13, 2017, by and among the Borrower, KeyBank National Association, as administrative agent, and the lenders and other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01C, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv).

“Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than ~~zero~~ <0.25%>, such rate shall be deemed to be ~~zero~~ <0.25%> for the purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than ~~zero~~ <0.25%>, such rate shall be deemed to be ~~zero~~ <0.25%> for purposes of this Agreement<; and provided, further, that with respect to any Borrowing that is (and remains) subject to a Swap Agreement entered into prior to the Amendment Effective Date (and without giving effect to any subsequent extensions thereof), each reference to 0.25% above shall be deemed to be zero>.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits hereto) the Notes, the Guaranties, <the Intercreditor Agreement, the Collateral Documents, >and any other agreements entered into in connection herewith or therewith by the Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof and letter of credit applications described in Section 2.06(a)..

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Major Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person for a gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisitions).

“Major Renovation” means, with respect to any Real Estate Asset, any construction or renovation project that during any 90 consecutive day period renders more than 20% of the same rooms in such Real Estate Asset out of service during such period.

<“Mandatory Prepayment Event” means any event triggering the prepayment requirement under clauses (i) through and including (iii) of Section 2.11(b) during the Covenant Waiver Period.>

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Borrower to perform any of its payment obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company, the Borrower ~~and its Subsidiaries~~<or any Subsidiary consisting of (x) Recourse Indebtedness that is outstanding> in an aggregate principal amount ~~exceeding (x)~~<of> $75,000,000~~, in the case of Recourse Indebtedness,~~< or more> and (y) ~~$150,000,000, in the case of~~ Nonrecourse Indebtedness< that is outstanding in an aggregate principal amount of $150,000,000 or more>.

“Material Subsidiary” means (a) each Subsidiary of the Borrower that directly or indirectly owns or leases a property that is ~~to be treated as~~ an Unencumbered Property for purposes of this Agreement and (b) each other Subsidiary of the Borrower that has assets that constitute more than five percent (5%) of Total Asset Value, in each case, other than an Excluded Subsidiary.

“Maturity Date” means, unless the context otherwise requires, the Revolving Maturity Date.

“Maximum Increase Amount” has the meaning assigned to such term in Section 2.04.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage Note” means a note receivable held by the Borrower or one of its Subsidiaries that is secured by a first mortgage Lien on real property.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is obligated to make contributions or with respect to which the Borrower or any ERISA Affiliate has any liability, actual or contingent.

“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document< (as defined in this Agreement and in each of the other Credit Facilities)>, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Obligations (or a guaranty of the Obligations), or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that< (i)> an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, <(ii) an agreement relating to Permitted Capital Markets Indebtedness containing restrictions substantially similar to, or taken as a whole, not more restrictive than, the restrictions (other than the restrictions that apply during the Covenant Waiver Period) contained in the Loan Documents (as defined in this Agreement in each of the other Credit Facilities), (iii) Permitted Transfer Restrictions and (iv) Permitted Sale Restrictions, in each case, >shall not constitute a Negative Pledge.

<“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, all cash proceeds (including Cash Equivalents) received by any Loan Party or any of its Subsidiaries therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) in connection with such transaction or event less the sum of (i) any Tax Distributions and all income Taxes and other Taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction or event (provided that if estimated Tax Distributions or estimated Taxes exceed the amount of actual Tax Distributions or Taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds if greater than $2,000,000), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event (including, to the extent reasonable and customary, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, broker’s fees or commissions, legal fees, consulting fees, title insurance premiums paid in connection therewith, survey costs and mortgage recording Tax paid in connection therewith, and costs and expenses in connection with unwinding any derivatives contract in connection therewith), (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such transaction or event, to the extent such reserve is established in accordance with GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Loan Party or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by any Loan Party or any of its Subsidiaries therefrom less the sum of (i) all reasonable and customary fees, commissions, investment banking fees, consulting fees, attorneys’ fees, accountants’ fees, underwriting fees, costs, underwriting discounts and other expenses incurred in connection therewith and (ii) amounts required to be deposited or maintained in segregated accounts as reserves in connection with any such Debt Issuance; provided, however, that in the case of any Debt Issuance constituting Permitted Refinancing Indebtedness, such proceeds shall be limited to the amount determined pursuant to clause (a) of the definition thereof. Net Cash Proceeds received by any Subsidiary of the Company other than a Wholly-Owned Subsidiary of the Company shall equal a percentage of the Net Cash Proceeds received by such Subsidiary pursuant to clause (a) or (b) above equal to the percentage that corresponds to the Loan Parties’ aggregate ownership share of such Subsidiary (or, if less, the amount permitted by the organizational documents of such Subsidiary as in effect on the Amendment Effective Date). >

<“Net Cash Proceeds Receipt Date” means, with respect to any Mandatory Prepayment Event, the date of receipt of Net Cash Proceeds from such Mandatory Prepayment Event required to be paid pursuant to Section 2.11(b).>

“Net Operating Income” means, with respect to any Real Estate Asset for any period, rental and other operating income attributable to such Real Estate Asset minus all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset (including, without limitation, real estate taxes, management fees (in the amount of the actual management fees for such Real Estate), franchise fees, payments as lessee under ground leases and bad debt expenses (which, for the avoidance of doubt, shall exclude any write-offs of accounts receivable in the ordinary course of business)) during such period; but, in any case, calculated before (i.e. without regard to) payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP.

“New Revolving Commitments” has the meaning assigned to such term in Section 2.04.

“New Revolving Lender” has the meaning assigned to such term in Section 2.04.

“New Revolving Loan” has the meaning assigned to such term in Section 2.04.

“New Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“New Term Loan” has the meaning assigned to such term in Section 2.04.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, intentional misrepresentation, gross negligence, willful misconduct, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness (or, in the case of a Person which is a “special purpose entity”, all of its assets).

“Non-Wholly-Owned Subsidiary” means any Subsidiary of a Person which is not a Wholly-Owned Subsidiary of such Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Note” means any promissory note delivered by the Borrower pursuant to Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Original Effective Date” means February 3, 2015.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent Guaranty” means the Amended and Restated Guaranty dated as of the date hereof from the Company in favor of the Administrative Agent for the benefit of the Lenders.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” has the meaning assigned to such term in Section 9.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

<“Permitted Capital Markets Indebtedness” means any Debt Issuance pursuant to any debt capital markets transaction (other than convertible debt securities), including any issuance of one or more series of secured or unsecured notes pursuant to public or 144a private placements or other substantially similar placements of Indebtedness; provided that (a) such Indebtedness (i) shall be either (x) unsecured or (y) secured only by the Covenant Waiver Period Collateral, to the extent securing the Obligations, and on a pari passu or junior basis with the Covenant Waiver

Period Collateral securing the Obligations (including any additional collateral granted to secure the Obligations prior to such Debt Issuance) and subject to the Intercreditor Agreement or, in the case of junior lien Permitted Capital Markets Indebtedness, a customary junior lien intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, provided that any such pari passu secured Indebtedness shall not exceed the aggregate amount of $300,000,000, (ii) shall have no guarantors or obligors other than the Guarantors and the Borrower party to the Loan Documents, and (iii) shall not have any scheduled amortization or mature prior to the 6-month anniversary of the maturity date of the KeyBank 2017 Credit Agreement, and (b) the Net Cash Proceeds of such Indebtedness shall be applied, subject to the Intercreditor Agreement, in accordance with Section 2.11(b).>

<“Permitted Disposition” means:>

<(a) the disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents and having reasonably equivalent value therefor;>

<(b) the lease or sublease of assets and properties in the ordinary course of business;>

<(c) disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business;>

<(d) any disposition to the Company, the Borrower or any of its Wholly-Owned Subsidiaries (other than any disposition of any Covenant Waiver Period Collateral, unless the recipient thereof becomes party to the Covenant Waiver Period Pledge Agreement and such Covenant Waiver Period Collateral at all times remains subject to a Lien with the same priority and level of perfection as was the case immediately prior to such disposition); and>

<(e) any Investment permitted by Section 6.13(b). >

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; ~~and~~

(g) any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property or rights subject to any lease, license or sublicense or concession agreement in the ordinary course of business;

(h) Liens arising from repurchase agreements described in clause (e) of the definition of the term “Cash Equivalents”;

(i) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens that are contractual or statutory rights of set-off;

(l) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $5,000,000 at any one time; ~~and~~

(o) Liens, if any, securing <(i) >the Indebtedness and other obligations in respect of this Agreement~~, the KeyBank 2015 Credit Agreement, the Wells Fargo Credit Agreement and the KeyBank 2017 Credit Agreement~~< and any other Credit Facility on a pari passu basis pursuant to the Intercreditor Agreement and (ii) Permitted Capital Markets Indebtedness on a pari passu basis pursuant to the Intercreditor Agreement or on a junior basis pursuant to a customary junior lien intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent;>

<(p) to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions; and>

<(q) to the extent required pursuant to the general program mandates of any applicable COVID-19 Relief Program, Liens securing any COVID-19 Relief Funds>;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (d), (n)<,> or (o) above.

<“Permitted Leverage Variation” has the meaning assigned to such term in Section 6.12(a).>

<“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace Indebtedness that is outstanding as of the Amendment Effective Date (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) to the extent the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is greater than the sum of (i) the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, (ii) an amount equal to any original issue discount thereon, (iii) the amount of unpaid accrued interest and premium thereon, (iv) customary reserves required to be funded and maintained in connection with such Refinanced Indebtedness, and (v) other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, such excess shall be applied as a mandatory prepayment of the Obligations to the extent required pursuant to Section 2.11(b)(ii); (b) the scheduled amortization of such Refinancing Indebtedness (as a percentage of the principal amount of such Refinancing Indebtedness) shall not be greater than the scheduled amortization of the Refinanced Indebtedness (as a percentage of the principal amount of such Refinanced Indebtedness), and the maturity of such Refinancing Indebtedness shall occur no earlier than the maturity date of the Refinanced Indebtedness, (c) such Refinancing Indebtedness shall not be secured by Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement (or, to the extent such Refinancing Indebtedness constitutes Permitted Capital Markets Indebtedness, secured only by the Covenant Waiver Period Collateral, to the extent securing the Obligations, and on a pari passu or junior basis with the Covenant Waiver Period Collateral securing the Obligations); (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement (or to the extent such Refinancing Indebtedness constitutes Permitted Capital Markets Indebtedness, the Guarantors or the Borrower party to the Loan Documents); and (e) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.>

<“Permitted Sale Restrictions” means, with respect to any Real Estate Asset, obligations, encumbrances or restrictions contained in any sale agreement for such Real Estate Asset restricting the creation of Liens on, or the sale, transfer or other disposition of Equity Interests or property that is subject to such sale agreement pending such sale; provided that the encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such sale agreement.>

<“Permitted Transfer Restrictions” means (a) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under management agreements, franchise agreements, owner agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Real Estate Asset, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions and (b) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Borrower or of any Subsidiary imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Borrower or such Subsidiary pursuant to “tax protection” or other similar agreements.>

<“Permitted Unsecured Interest Coverage Variation” has the meaning assigned to such term in Section 6.12(f). >

<“Permitted Variations” has the meaning assigned to such term in Section 6.12(f).>

<“Permitted Variations Period” means the period commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021) and ending on the earlier of (i) the date on which the Borrower delivers a compliance certificate in accordance with Section 5.01(d) demonstrating compliance with the financial covenants set forth in Section 6.12 (as modified as of the Amendment Effective Date) for the fiscal quarter ending June 30, 2022 and (ii) the date the Borrower shall, in its sole discretion, deliver both (a) a compliance certificate in accordance with Section 5.01(d) with respect to any fiscal quarter ending after the Covenant Waiver Period but prior to June 30, 2022 reflecting compliance with the financial covenants without giving effect to the Permitted Variations and (b) written notice by the Borrower to the Administrative Agent electing to terminate the Permitted Variations Period concurrently with the delivery of such compliance certificate.>

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), within the meaning of Section 3(2) of ERISA, subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

<“PNC Bank Credit Agreement” means that certain Term Loan Agreement dated as of August 21, 2018, by and among the Borrower, PNC Bank, National Association, as administrative agent, and the lenders and other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time. >

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any calculation required to be made on a “Pro Forma Basis” under this Agreement, that such calculation shall give pro forma effect to all acquisitions (and all issuances, incurrences or assumptions of Indebtedness in connection therewith, with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions (and all repayments, retirements or defeasances of Indebtedness in connection therewith) that have occurred during (or, if such calculation is being made for the purpose of determining whether any Facility Increase may be made, since the beginning of) the four consecutive fiscal quarter period of the Company most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including expected cost savings (without duplication of actual cost savings) to the extent (a) such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of Article 11 of Regulation S-X under the Securities Act as interpreted by the Staff of the SEC, and as certified by a Financial Officer or (b) in the case of an acquisition, such cost savings are factually supportable and have been realized or are reasonably expected to be realized within 24 months following such acquisition; provided if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 24 months following such acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

“Public-Sider” means a Lender or any representative of such Lender that has notified the Borrower and the Administrative Agent in writing that it does not want to receive material non-public information within the meaning of the federal and state securities laws.

“Real Estate Asset” means, at any time of determination, any fee or leasehold interest then directly owned in whole or in part by the Borrower or any of its Subsidiaries or Investment Affiliates in any property or any integrated properties.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means any Indebtedness (or the portion thereof) that is not Nonrecourse Indebtedness.

“Recourse Secured Indebtedness” means the aggregate outstanding principal amount of Secured Indebtedness that is Recourse Indebtedness.

<“Refinancing Indebtedness” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.>

<“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.>

“Register” has the meaning assigned to such term in Section 9.04(b).

“REIT” means a real estate investment trust under the provisions of §856 of the Code that meets the requirements of §857(a) of the Code.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and their respective directors, officers, partners, members, trustees, employees, agents and advisors.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

<“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.>

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01A, in the joinder agreement described in Section 2.04(b)(iv), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $500,000,000.

“Revolving Commitment Utilization Percentage” means, on any date, the percentage equal to a fraction (a) the numerator of which is the total Revolving Credit Exposures and (b) the denominator of which is the total Revolving Commitments; provided that in calculating the total Revolving Credit Exposures for purposes of Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and its Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01 and Section 2.03.

“Revolving Maturity Date” means February 28, 2022, subject to extension as provided in Section 2.21.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“S&P” means S&P Global Ratings and its successors.

“Sanctioned Country” means at any time, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, “Sanctioned Countries” include the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means the aggregate outstanding principal amount of Total Indebtedness which is secured by a Lien on any properties or assets (other than <(x) >assets consisting of equipment and other non-Real Estate Assets that are subject to leases and/or purchase-money Liens~~)~~< and (y) prior to the Collateral Release Date, properties or assets securing the obligations under the Credit Facilities or any Permitted Capital Markets Indebtedness that is secured on a pari passu or junior basis with the Obligations).>

<“Securities Act” means the Securities Act of 1933, as amended>.

“Series” has the meaning assigned to such term in Section 2.04(c)(ii).

“Solvent” when used with respect to the Loan Parties, taken as a whole, means that, as of any date of determination, (a) the fair saleable value of their assets is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of their assets is greater than the probable liability on their existing debts as such debts become absolute and matured; (c) they are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) they have capital sufficient to carry on their business as conducted and as proposed to be conducted.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Subsidiary of the Borrower that is party to the Subsidiary Guaranty, subject to Section 5.12.

“Subsidiary Guaranty” means the Amended and Restated Guaranty dated as of the date hereof from the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof or (ii) if such lender has entered into an Assignment and Acceptance, the amount set forth for such lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Revolving Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swingline Loans).

“Swingline Lender” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and KeyBank National Association in its capacity as a lender of Swingline Loans hereunder, and its successors in such capacity as provided in Section 2.05(e).

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

<“Tax Distribution” means, with respect to any Asset Disposition, an amount reasonably estimated to be equal to the taxable gain or net income from such Asset Disposition to be distributed by the Company, and without duplication, any direct or indirect subsidiary of the Company that has elected to be treated as a REIT in order to avoid income or excise Taxes under the Internal Revenue Code. >

“Total Asset Value” means the sum of the following, without duplication: (a) the undepreciated book value, after any impairments, of all Real Estate Assets (or the Borrower’s pro-rata share thereof, for any Real Estate Assets that are not wholly-owned by the Borrower or a Wholly-Owned Subsidiary of the Borrower), determined in accordance with GAAP; plus (b) the book value, after any impairments, of Mortgage Notes receivable held by the Borrower and its Wholly-Owned Subsidiaries so long as (1) such Mortgage Note is not more than 120 days past due or otherwise in payment default after giving effect to applicable cure periods or (2) such Mortgage Note was acquired by the Borrower or such Wholly-Owned Subsidiary and was in default at the time of such acquisition (a “Distressed Mortgage Note”);

provided, that (i) not more than 30% of the aggregate Total Asset Value may be attributable to assets consisting of investments in Investment Affiliates, income-producing Real Estate Assets other than hotels or similar hospitality properties, Development Properties, Unimproved Land, Real Estate Assets undergoing Major Renovations, and Mortgage Notes receivable, (ii) not more than 5% of the Total Asset Value may be attributable to Distressed Mortgage Notes, (iii) not more than 20% of Total Asset Value may be attributable to investments in Investment Affiliates, (iv) not more than 15% of Total Asset Value may be attributable to Development Properties, and (v) not more than 5% of Total Asset Value may be attributable to Unimproved Land.

“Total Indebtedness” means the sum of (a) the outstanding principal amount of all Indebtedness of the Company, the Borrower and their consolidated subsidiaries and the Company’s, the Borrower’s and such consolidated subsidiaries’ pro rata share of all Indebtedness of Investment Affiliates minus (b) solely for purposes of calculating the financial covenants in Section 6.12(a), Section 6.12(b), Section 6.12(c) and Section 6.12(e), unrestricted cash and Cash Equivalents of the Borrower and its Wholly-Owned Subsidiaries (other than unrestricted cash and Cash Equivalents that are on hand on the Effective Date and held for tender to shareholders or the buy-back of shares) in excess of $10,000,000.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

<“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.>

<“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.>

“Unencumbered Adjusted Net Operating Income” means, for any fiscal period, the total Adjusted Net Operating Income attributable to all Unencumbered Properties for such period.

“Unencumbered Asset Value” means the aggregate undepreciated book value, after any impairments, of all Unencumbered Properties, determined in accordance with GAAP.

“Unencumbered Property” means a Real Estate Asset that meets each of the following criteria (with each such Real Estate Asset that meets such criteria being an Unencumbered Property):

1.

The Real Estate Asset is 100% fee owned or ground leased under an Eligible Ground Lease by the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor (subject to release as provided in Section 5.12).

2.	The owner or ground lessee of such Real Estate Asset is not subject to any Bankruptcy Event.

3.	The Real Estate Asset is improved with one or more completed hotel properties for which a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.

4.

The Real Estate Asset is not, and if such Real Estate Asset is owned or leased by a Subsidiary, the Borrower’s direct or indirect ownership interests in such Subsidiary are not, otherwise directly or indirectly subject to any Lien (other than Permitted Encumbrances) or any Negative Pledge or other agreement that prohibits the creation of a Lien to secure the Obligations (or a guaranty thereof) or prohibits the transfer of any owned Real Estate Asset (or such ownership interests<) (in each case, other than Permitted Transfer Restrictions or Permitted Sale Restrictions>) or entitles another Person to the benefit of a Lien on such Real Estate Asset (or such ownership interests) pursuant to an “equal and ratable” clause or similar arrangement.

5.	The Real Estate Asset is not subject to any Environmental Liability or otherwise in violation of Environmental Laws, in each case, that would materially impair the value of such Real Estate Asset.

6.	The Real Estate Asset is free of any structural defects that would materially impair the value of such Real Estate Asset, unless such defect is covered by insurance.

7.	The Real Estate Asset is located in the United States or Canada.

Notwithstanding ~~that a~~<anything to the contrary herein, (i) each> Real Estate Asset <(including Real Estate Assets acquired after the Amendment Effective Date) owned by the Borrower or a Subsidiary of the Borrower (other than an Excluded Subsidiary) that >meets ~~all of~~ the foregoing criteria~~, so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower shall have the option at any time by notice to the Administrative Agent to designate any such Real Estate Asset as not constituting an “Unencumbered Property” for purposes of this Agreement. Thereafter, at any~~< for an “Unencumbered Property” (subject to the effectiveness of any Subsidiary becoming a Subsidiary Guarantor as referenced in clause (ii) of this sentence) shall become an Unencumbered Property under this Agreement, and (ii) the Subsidiary of the Borrower (other than an Excluded Subsidiary) that owns such Real Estate Asset shall become a Subsidiary Guarantor (in each case, if not already included as a Subsidiary Guarantor under the Loan Documents) within the> time< period required> by ~~notice to the Administrative Agent, the Borrower may re-designate any~~<Section 5.11(c). Such Real Estate Assets shall remain as Unencumbered Properties, and the Subsidiaries of the Borrower that own such properties shall remain as Subsidiary Guarantors after the Collateral Release Date, in each case, unless> such Real Estate Asset ~~as an Unencumbered Property so long as at the time of such designation~~<is sold, encumbered or otherwise disposed of>,< in each case, in a transaction permitted by this Agreement, or> such Real Estate Asset ~~meets each~~<otherwise ceases to satisfy all> of the ~~foregoing~~ criteria< required to constitute an Unencumbered Property, other than in a transaction not permitted by this Agreement>.

“Unimproved Land” means land on which no development (other than Improvements that are not material and are temporary in nature) has occurred and on which no development is scheduled in the next eighteen (18) months.

“Unsecured Indebtedness” means the outstanding principal amount of Total Indebtedness that is not secured by a Lien on any property, Equity Interests or other assets<, but including, prior to the Collateral Release Date, Total Indebtedness outstanding under the Credit Facilities and any Permitted Capital Markets Indebtedness that is secured on a pari passu or junior basis with the Obligations>.

“Unsecured Interest Expense” means for any fiscal period, the amount of Consolidated Interest Expense on all Unsecured Indebtedness. Unsecured Interest Expense shall be equal to the greater of (i) the actual Consolidated Interest Expense on all Unsecured Indebtedness, and (ii) the Consolidated Interest Expense that would be payable on all Unsecured Indebtedness using an assumed interest rate of 6.0% per annum.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wells Fargo Credit Agreement” means that certain Term Loan Agreement, dated as of October 22, 2015, by and among the Borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Wholly-Owned Subsidiary” of a Person means any subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, <(a) >with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule<, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers>.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP; Pro Forma Calculations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company, the Borrower or any Subsidiary at “fair value”, as defined therein. If one or more of the Borrower, its Subsidiaries or any Investment Affiliate (i) acquires (including, without limitation, by merger or consolidation or another combination with any Person) any Real Estate Asset having a fair market value in excess of $25,000,000 or (ii) sells, transfers or disposes of any Real Estate Asset having a fair market value equal or greater than $25,000,000 (including as a result of the sale of the Equity Interests of any such Person or a division or line of business of such Person), then for purposes of calculating compliance with the covenants contained in Section 6.12, and otherwise for purposes of calculating or determining the Leverage Ratio, Secured Indebtedness, Total Asset Value, Recourse Secured Indebtedness, Consolidated Fixed Charges, Consolidated Tangible Net Worth, Unencumbered Adjusted Net Operating Income, Unsecured Interest Expense, Unencumbered Properties and Unencumbered Asset Value, such calculations and determinations shall be made on a Pro Forma Basis.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower from time to time in U.S. Dollars during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and signed by an Authorized Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and account number to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Incremental Facilities.

(a) Incremental Facility Request. The Borrower may, by written notice to the Administrative Agent on one or more occasions on or after the Effective Date, elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, and together with the New Revolving Commitments, the “Incremental Commitments”), by an aggregate amount of $350,000,000 that would result in the sum of all Revolving Commitments (both existing Revolving Commitments and New Revolving Commitments) plus all New Term Loan Commitments, if any, not exceeding $850,000,000 in the aggregate (each such amount in addition to the Revolving Commitments as of the Effective Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by

Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days, nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Commitments being referred to herein as a “New Revolving Lender” and each Lender or other Eligible Assignee who agrees to provide all or portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such New Revolving Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Commitment or New Term Loan Commitment, as applicable.

(b) Conditions to Effectiveness of Facility Increase. Such New Revolving Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:

(i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date);

(iii) the New Revolving Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to, and executed and delivered by, the Borrower, the New Revolving Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 2.17, and any New Revolving Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;

(iv) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the New Revolving Commitments;

(v) the Borrower shall deliver or cause to be delivered any promissory notes, certificates, legal opinions, resolutions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, consistent with those delivered on the Effective Date under Section 4.01;

(vi) as requested by the Administrative Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof; and

(vii) the Borrower shall have paid, pursuant to separate agreements between the Borrower and the Administrative Agent, the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders, (A) all reasonable costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase and (B) any fees that the Borrower has agreed to pay to the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders in connection with such Facility Increase.

(c) Additional Facility Increase Matters.

(i) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each Revolving Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Lenders, and each such New Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (c) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Lender shall become a Revolving Lender with respect to the New Revolving Commitment and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.04.

(ii) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitments of such Series and the New Term Loans of such Series made pursuant thereto. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(iii) The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments or the Series of New Term Loan Commitments, as applicable, and (z) in the case of each notice to any Lender with a Commitment, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2.04.

(iv) The terms and provisions of the New Revolving Loans shall be identical to the existing Revolving Loans. Furthermore, (a) the terms of any such New Term Loans of any Series shall not provide for any amortization payments on or prior to the Revolving Maturity Date of the existing Revolving Loans, but may permit voluntary prepayment, (b) the applicable New Term Loan maturity date of each Series shall be no earlier than the latest Revolving Maturity Date of the existing Revolving Loans, and (c) any guarantees provided in respect of the New Term Loans shall also guarantee the other Obligations.

(v) Each joinder agreement executed in connection with a Facility Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Section 2.04, subject to approval by the Borrower; provided however, that any amendments that adversely affect a Lender shall be subject to Section 9.02. Notwithstanding anything to the contrary set forth in this Agreement (including the first proviso to Section 9.02(b)), such permitted amendments shall include (A) amendments to the definition of “Required Lenders” to provide that “Required Lenders” shall be those Lenders having Revolving Credit Exposures, unused Commitments and outstanding New Term Loans in representing more than 50% of the sum of the total Revolving Credit Exposures, unused Commitments and outstanding New Term Loans and (B) amendments to Section 2.18(b) and (c) and the last paragraph of Article VII to provide for the pro rata sharing amount the Revolving Loans and the New Term Loans based on the respective total amount of such Loans. All such amendments and joinder agreements entered into with the applicable Loan Parties by the Administrative Agent which comply with the provisions of this Section 2.04 shall be binding and conclusive on all Lenders.

SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) the aggregate principal amount of all outstanding Swingline Loans exceeding $45,000,000, (iii) such Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iv) the sum of the total

Revolving Credit Exposures exceeding the total Revolving Commitments; provided that no Swingline Lender shall make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The Borrower may, at any time and from time to time, reduce the Swingline Commitment of any Swingline Lender with the consent of such Swingline Lender; provided that the Borrower shall not reduce the Swingline Commitment of any Swingline Lender if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Each Swingline Lender acknowledges and agrees that (i) its obligation to make its ratable portion of a requested Swingline Loan shall not be affected by the failure of any other Swingline Lender to make its ratable portion of such Swingline Loan on the date of such Swingline Loan and (ii) no Swingline Lender shall be responsible for any other Swingline Lender’s failure to make its ratable portion of a requested Swingline Loan on the date of such Swingline Loan.

(d) Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day, and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lenders or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(e) Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(e) above.

SECTION 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period, and subject to the terms and conditions of this Agreement, such Issuing Bank agrees to issue such requested Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control and to the extent that any such letter of credit application or other agreement contains a grant of a security interest by the Borrower or any Subsidiary or purports to create any such Lien, such grant shall be ineffective, null and void, and no such security interest or Lien shall be created pursuant thereto. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The letters of credit issued by the Issuing Banks under the Existing Credit Agreement and listed on Schedule 2.06 shall be deemed to be Letters of Credit hereunder.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the identity of the Issuing Bank to issue such Letter of Credit (it being agreed that the Letters of Credit shall be issued on a proportionate basis by each Issuing Bank to the greatest extent practicable), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $45,000,000, (ii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment (unless otherwise agreed by such Issuing Bank), (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitments and (iv) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and

(ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an automatic renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) above; provided, however, that the Issuing Bank shall not permit any such extension if it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing directing the Issuing Bank not to permit such extension. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Revolving Maturity Date so long as (x) the Borrower shall provide cash collateral to the Administrative Agent pursuant to and in accordance with Section 2.06(j) on or prior to sixty (60) days before the Revolving Maturity Date in an amount equal to 102% of the LC Exposure with respect to all such Letters of Credit with expiry dates after the Revolving Maturity Date, (y) the obligations of the Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Revolving Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the Administrative Agent after the Revolving Maturity Date until no such Letters of Credit remain outstanding.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank.

(i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i) above.

(j) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent, the Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (B) required by Section 2.06(c), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Revolving Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement, with any remaining balance returned to the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (including all interest or profits, if any, on the investment thereof) (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or such other account as is designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to the next sentence, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Revolving Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon one or more events specified in such notice, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of the Swingline Lenders the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) Subject to the terms of the Register, which shall be controlling, the entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the forms of Exhibit D-1 or Exhibit D-2 hereto, as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04), unless such assignee elects not to receive a Note be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Prepayment of Loans. (a) < Optional>.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (~~b~~<d >) of this Section<.

(b) <Mandatory Prepayments During Covenant Waiver Period. Unless otherwise consented to by the Required Lenders, from and after the Amendment Effective Date until the Covenant Compliance Date, and subject to the terms of the Intercreditor Agreement, the Borrower will be required to prepay Loans (without any corresponding reduction of the Revolving Commitments) as set forth in this Section 2.11(b):><

(i) ><Equity Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in an amount equal to the Applicable Percentage of the aggregate Net Cash Proceeds from any Equity Issuance occurring during the Covenant Waiver Period. Such prepayment shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of any such Equity Issuance.><

(ii) ><Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in an amount equal to the Applicable Percentage of the aggregate Net Cash Proceeds from any Debt Issuance occurring during the Covenant Waiver Period (including the borrowing of incremental loans under a revolving credit or term loan facility pursuant to new commitments provided after the Amendment Effective Date and any refinancings of such Indebtedness), but excluding (v) Indebtedness under this Agreement or the other Credit Facilities, (w) Permitted Refinancing Indebtedness in respect of Indebtedness in existence as of the Amendment Effective Date (but subject to clause (a) of the proviso in the definition of “Permitted Refinancing Indebtedness”), (x) Capital Lease Obligations and ordinary course purchase money and equipment financings, (y) intercompany Indebtedness among any of the Company, the Borrower and their Wholly-Owned Subsidiaries to the extent permitted to be incurred under this Agreement, and (z) any COVID-19 Relief Funds. Such prepayment shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of any such Debt Issuance.><

(iii) ><Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in Section 2.11(c) in amounts equal to the Applicable Percentage of the aggregate Net Cash Proceeds received during the Covenant Waiver Period from (a) any Asset Disposition occurring during the Covenant Waiver Period; provided that there shall be excluded from this clause (a) any Net Cash Proceeds of less than $25,000,000 in the aggregate for all Asset Dispositions, or (b) any Insurance and Condemnation Event occurring during the Covenant Waiver Period (except to the extent that the Borrower confirms to the Administrative Agent that the Borrower reasonably expects to use such proceeds in the restoration, rebuilding or replacement of the applicable affected asset within 180 days (or, if committed within 180 days, within 360 days) of the Net Cash Proceeds Receipt Date. Such prepayments shall be made within five (5) Business Days after the Net Cash Proceeds Receipt Date of such Asset Disposition or Insurance and Condemnation Event, as applicable.><

(c) ><Notice; Manner of Payment. Upon the occurrence of any Mandatory Prepayment Event, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, "Applicable Percentage" shall mean:><

(i) ><if the aggregate Revolving Credit Exposure immediately prior to the applicable Net Cash Proceeds Receipt Date shall be less than $350,000,000, seventy-five percent (75%); or><

(ii) ><if the aggregate Revolving Credit Exposure immediately prior to the applicable Net Cash Proceeds Receipt Date shall be equal to or greater than $350,000,000, 100%;>

<provided that if (i) the aggregate Net Cash Proceeds received from the incurrence of all Indebtedness secured by a Lien on any Unencumbered Property exceeds $250,000,000, then the Applicable Percentage shall be 100% for all such Net Cash Proceeds in excess of $250,000,000 (the “Excess Lien Proceeds”) or (ii) the aggregate Net Cash Proceeds received from all Asset Dispositions exceeds $500,000,000, then the Applicable Percentage shall be 100% for all such Net Cash Proceeds in excess of $500,000,000 (the “Excess Sale Proceeds”).>

<Unless otherwise agreed by the Borrower and the Required Lenders after the Amendment Effective Date, such Net Cash Proceeds shall be applied to the prepayment of the loans under the Credit Facilities on a pro rata basis pursuant to the Intercreditor Agreement, except that the Excess Lien Proceeds and the Excess Sale Proceeds shall be applied first only to the prepayment of the term loans under the Credit Facilities (and not to the Loans) on a pro rata basis until such term loans are paid in full and thereafter to the prepayment of the Loans (without any corresponding reduction of the Revolving Commitments). In addition, notwithstanding anything to the contrary herein, the Borrower may apply a portion of the Net Cash Proceeds otherwise required to make prepayments pursuant to Section 2.11(b)(iii) to repay a ratable portion of Permitted Capital Markets Indebtedness that is secured by liens on a pari passu basis with the Obligations in respect of which a prepayment (or offer of prepayment) is required to be made with such Net Cash Proceeds pursuant to the terms of such Permitted Capital Markets Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Loans, the outstanding term loans under the other Credit Facilities and the outstanding Permitted Capital Markets Indebtedness at such time).>

<Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16.><

(d) >~~(b)~~ The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and all amounts, if any, payable pursuant to Section 2.16.

SECTION 2.12 Fees. (a) From the Effective Date until (but excluding) the earlier of the Debt Rating Pricing Election Date and the last day of the Availability Period, the Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Revolving Lender, a commitment fee, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) From and after the Debt Rating Pricing Election Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, a facility fee, which shall accrue at the Facility Fee Rate (as set forth in the definition of Applicable Rate) on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Debt Rating Pricing Election Date to but excluding the date on which such Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis),

(x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than ~~zero~~<0.25% >, such rate shall be deemed to be ~~zero~~<0.25% > for the purposes of this Agreement<; and provided, further, that with respect to any Borrowing that is (and remains) subject to a Swap Agreement entered into prior to the Amendment Effective Date (and without giving effect to any subsequent extensions thereof), each reference to 0.25% above shall be deemed to be zero>. Notwithstanding anything to the contrary herein or otherwise, the Borrower may revoke any pending Borrowing Request requesting a Eurodollar Borrowing or Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing (to the extent of the affected Eurodollar Borrowings or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an ABR Borrowing.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any ~~Eurodollar~~ Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert into, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(~~b~~<d >) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of (x) the operation of Section 2.04 or (y) a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. Without duplication of Section 2.17(a) or (b) above, the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Administrative Agent shall reasonably cooperate, at no cost to the Administrative Agent or any Lender, with efforts by Borrower to recover any Taxes or Other Taxes which the Borrower reasonably believes were incorrectly or illegally imposed.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) The Administrative Agent or any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent or any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) the Administrative Agent and any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Administrative Agent becomes the Administrative Agent or such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that the Administrative Agent or such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed versions of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund of any Taxes for or on behalf of, the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 S. Dearborn, Floor L2, Chicago, Illinois 60603-2300, except payments to be made directly to the Issuing Bank or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c) [funding swingline participations], Section 2.06(d) [funding letter of credit participations], Section 2.06(e) [funding ABR loan to reimburse letter of credit disbursement], Section 2.07(b) [agent loan pre-funding], Section 2.18(d) [agent pre-funding of borrower repayments] or Section 9.03(c) [lender indemnity], then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (w) any Lender requests compensation under Section 2.15, or (x) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the applicable Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) and facility fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(b);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are

Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees payable pursuant to Section 2.12(b) that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure not so reallocated or cash collateralized shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and Swingline Exposure related to any newly made Swingline Loan or L/C Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, each Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 2.21 Extension of Revolving Maturity Date. ~~The~~ <After the Covenant Compliance Date, the> Borrower shall have two (2) options (which shall be binding on the Revolving Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Lenders) given no more than 180 days nor less than 30 days prior to the then Revolving Maturity Date (the date of such written notice, the “Notice Date”), to extend the Revolving Maturity Date for a period of six (6) months per extension. Upon delivery of such notice, the Revolving Maturity Date shall be extended for six (6) months per extension so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing as of the Notice Date; (ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the Notice Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); ~~and~~ (iii) the Borrower shall have paid an extension fee equal to 0.075% of the aggregate outstanding amount of the Revolving Commitments (to the Administrative Agent for the ratable benefit of the Revolving Lenders) for each extension, determined and payable as of the Notice Date<, and (iv) the Covenant Compliance Date has occurred>.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. (i) Each of the Company and the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (A) each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and (B) each of the Company, the Borrower and each Subsidiary is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries (other than Liens arising under the Loan Documents).

SECTION 3.04 Financial Condition; No Material Adverse Effect. (a) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its subsidiaries (i) as of and for the fiscal year ended December 31, 2016, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2017, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since September 30, 2017, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect<; provided that, during the Covenant Waiver Period, the determination of the existence of a Material Adverse Effect (solely for purposes of any determination under clause (a) or (b) of the definition of Material Adverse Effect under this Section 3.04(b)) shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent that (i) such event or circumstance has been disclosed in writing by the Company to the Lenders prior to the Amendment Effective Date (including in filings with the Securities and Exchange Commission) and (ii) the scope of such adverse effect is not materially greater than that which has been disclosed>.

SECTION 3.05 Properties. (a) Each of the Company, the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances, Liens permitted by Section 6.02, or minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Real Estate Assets included as Unencumbered Properties for purposes of this Agreement satisfies the requirements for an Unencumbered Property set forth in the definition thereof. As of the < Amendment> Effective Date, Schedule 3.05 sets forth a list of each Unencumbered Property and whether such Unencumbered Property is subject to an Eligible Ground Lease.

(b) Each of the Company, the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company, the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries (i) that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions. As of the date of this Agreement, the Company, the Borrower and its Subsidiaries have no material Contingent Obligations that are not disclosed in the financial statements referred to in Section 3.04 or listed as a Disclosed Matter.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, the Borrower or any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement to the knowledge of the Borrower, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each of the Company, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.08 Investment Company Status. None of the Company, the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each of the Company, the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA. As of the date of this Agreement, none of the Company or any of its subsidiaries or any of their respective ERISA Affiliates (i) maintains, contributes to or has any obligation with respect to, or during the preceding five plan years has maintained, contributed to or had any obligation with respect to, any Plan or (ii) has any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11 Disclosure. As of the Effective Date, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) when so furnished or delivered contained any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information and forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections as to future events and forward looking statements are not viewed as facts and that the actual results may vary from such projections or forward looking statements and such variances may be material.

SECTION 3.12 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, the Borrower, any Subsidiary or, to the knowledge of the Company or the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Company, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transaction will violate any Anti-Corruption Law or applicable Sanctions. Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act.

SECTION 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

SECTION 3.14 Subsidiaries. As of the Effective Date, (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Subsidiary (other than Excluded Subsidiaries) and material Investment Affiliate of the Borrower and (b) except as disclosed on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Borrower or any Subsidiary in any Subsidiary or Investment Affiliate.

SECTION 3.15 Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

SECTION 3.16 REIT Status. The Company is organized and operating as a REIT.

SECTION 3.17 Insurance. The Company, the Borrower and its Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self-insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the Borrower.

SECTION 3.18 ~~EEA~~<Affected> Financial Institutions. No Loan Party is an ~~EEA~~<Affected> Financial Institution.<

SECTION 3.19 <COVID-19 Programs><. The Borrower has determined in good faith in consultation with counsel that it is eligible to participate in all COVID 19-related government-sponsored relief programs that the Borrower currently participates in or has applied to participate in, and has taken into consideration in making such determination all rules, regulations and FAQs related to all such programs.>

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The effectiveness of the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties and Venable LLP, special Maryland counsel to the Borrower, in each case, in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received the following items from the Borrower:

(i) Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

(ii) Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

(iii) Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(iv) Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Transactions, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties;

(v) The most recent annual audited and quarterly unaudited financial statements of the Company and its subsidiaries;

(vi) UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;

(vii) If a Borrowing is to be made on the Effective Date, written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(viii) Compliance certificate substantially in the form of Exhibit E, executed by a Financial Officer of the Borrower, demonstrating compliance with the financial covenants set forth in Section 6.12 on a pro-forma basis as of the Effective Date based on the financial statements for the fiscal quarter ended September 30, 2017 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom); and

(ix) A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced on or before the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e) The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least five (5) Business Days prior to the date of this Agreement that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 31, 2018 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent (who shall make the same available to the Lenders promptly following receipt):

(a) within 90 days after the end of each fiscal year of the Company <(as such period may be extended by any additional period of time as permitted by an order of the Securities and Exchange Commission for delivery by the Company of annual financial statements due to circumstances related to COVID-19, to the extent that the Company qualifies for such extension)>, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company <(as such period may be extended by any additional period of time as permitted by an order of the Securities and Exchange Commission for delivery by the Company of quarterly financial statements due to circumstances related to COVID-19, to the extent that the Company qualifies for such extension)>, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if applicable), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) ~~Subject~~<subject > to Section 9.14, the Company further agrees to clearly label the financial statements described in clauses (a) and (b) (collectively, “Financial Statements”) with a notice stating: “Confidential Financial Statements to be Provided to All Lenders, Including Public-Siders” before delivering them to the Administrative Agent~~.~~<; >

(d) concurrently with any delivery of financial statements under clause (a) or (b) above <(as such periods may be extended by any additional periods of time as permitted by an order of the Securities and Exchange Commission for delivery by the Company of annual or quarterly financial statements, as applicable, due to circumstances related to COVID-19, to the extent that the Company qualifies for such extension)>, a compliance certificate in the form attached hereto as Exhibit E signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth <(A) for any fiscal quarter or fiscal year period ending after the Amendment Effective Date and prior to the last fiscal quarter during the Covenant Waiver Period (commencing with the fiscal quarter ending June 30, 2020), (x) reasonably detailed calculations of the financial covenants contained in Sections 6.12(a), (d) and (f) (calculated pursuant to the provisions in effect prior to the Amendment Effective Date) and (y) reasonably detailed calculations demonstrating compliance with the financial covenants contained in Sections 6.12(b), (c), (e), (g) and (i), and (B) for any other period (commencing with the final fiscal quarter ending during the Covenant Waiver Period),> reasonably detailed calculations demonstrating compliance with Section 6.12, together with any updates to Schedules EGL, ES and 3.05 and financial reporting to support the financial covenant calculations and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided, that any statements, reports, notices, press releases or other information referred to in this Section 5.01(e) that are either (x) filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and publicly available or (y) available to the public on the Company’s web site shall be deemed delivered to the Administrative Agent hereunder~~.~~<; >

(f) promptly after Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; ~~and~~

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request<; and><

(h) ><for each fiscal month during the period from and after the Amendment Date until the Covenant Compliance Date, in each case within twenty-five (25) days after the end of each month, (i) a monthly cash flow and liquidity forecast and projected uses for such month (including a comparison between projected and actual amounts for the immediately preceding fiscal month that show actual uses of cash and a certification that such uses are permitted under this Agreement) and (ii) monthly profit and loss statements and Smith Travel Research reports for each Unencumbered Property for the immediately preceding month>.

SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business; REIT Status; Stock Listing. The Borrower will, and will cause the Company and each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises except in cases (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Borrower shall cause the Company to maintain its REIT status under the Code. The Borrower shall cause the common Equity Interests of the Company to at all times be listed for trading on the New York Stock Exchange or another nationally-recognized stock exchange. The Borrower shall cause the Company to own substantially all of its properties and assets and conduct substantially all of its business activities through the Borrower and its Subsidiaries.

SECTION 5.04 Payment of Obligations. The Borrower will, and will cause the Company and each of its Subsidiaries to, pay its obligations (other than its obligations with respect to Indebtedness), including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower, the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause the Company and each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance (including through self-insurance) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause the Company and each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Company and each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (which shall make such request through, coordinate any such visit with, and be accompanied by, the Administrative Agent) to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower or its representatives shall be afforded the opportunity to participate in any discussions with its executive officers and independent accountants) all at such reasonable times during normal business hours and upon reasonable prior notice and, in the case of the Administrative Agent (and any Lender in accordance with Section 9.03 if an Event of Default exists), at the expense of the Borrower, but absent an Event of Default, not more frequently than twice each calendar year.

SECTION 5.07 Compliance with Laws. The Borrower will, and will cause the Company and each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for, and the Letters of Credit will be issued only to support, working capital needs and other general corporate purposes of the Borrower and its Subsidiaries<; provided that for purposes of any Borrowing from and after the Amendment Effective Date and during the Covenant Waiver Period, the proceeds of such Borrowing shall be used solely for the purposes of paying (i) operating expenses incurred by the Company, the Borrower and their Subsidiaries (and only to the extent, in the good faith determination of the Borrower, cash flow from the operations of the Company, the Borrower and their Subsidiaries is insufficient to pay the same, taking into account expected near term receipts, expenditures and contingencies), (ii) capital expenditures and Investments expressly permitted pursuant to Section 6.13, and (iii) scheduled interest and principal payments on Indebtedness of the Company, the Borrower and their Subsidiaries (and only to the extent, in the good faith determination of the Borrower, cash flow from the operations of the Company, the Borrower and their Subsidiaries is insufficient to pay the same, taking into account expected near term receipts, expenditures and contingencies)>. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09 Accuracy of Information. The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, and the furnishing of such information shall be deemed to be representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09.

SECTION 5.10 Notices of Asset Sales, Encumbrances or Dispositions. The Borrower shall deliver to the Administrative Agent and the Lenders written notice not less than ten (10) Business Days after (x) an encumbrance with a Lien on any Unencumbered Property to secure Indebtedness in excess of $25,000,000 or (y) the sale or other transfer of any Unencumbered Property or any other Real Estate Asset, in each case for consideration in excess of $25,000,000. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent (A) a certificate of an Authorized Officer of the Borrower certifying that both at the time of and immediately after giving effect to any such encumbrance, sale or transfer, no Default or Event of Default has occurred and is continuing and (B) an updated schedule of all Unencumbered Properties.

To the extent such proposed transaction would result in a Default or an Event of Default, the Borrower shall apply the proceeds of such transaction (together with such additional amounts as may be required), to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that no Default or Event of Default would exist.

If such proposed transaction is permitted hereunder, upon request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, take all such action reasonably requested by the Borrower to release the guarantee obligations under the Subsidiary Guaranty of any Subsidiary that owns or ground-leases the Real Estate Asset being sold, encumbered or transferred.

SECTION 5.11 Additional Guarantors; Additional Unencumbered Properties<; Covenant Waiver Period Collateral; Further Assurances>. (a) <Additional Guarantors.> Unless such Subsidiary is not required to become a Subsidiary Guarantor pursuant to Section 5.12, with respect to any new Material Subsidiary created or acquired after the Effective Date (which, for the purposes of this paragraph (a), shall include any existing Material Subsidiary that ceases to be an Excluded Subsidiary), within the time period required by Section 5.11(c) below, cause such new Material Subsidiary (A) to become a party to the Subsidiary Guaranty and (B) to deliver to the Administrative Agent ~~those~~<such items with respect to such new Material Subsidiary (in any event no more onerous than the> items that were delivered by each Subsidiary Guarantor on or prior to the Effective Date pursuant to Section 4.01<) as the Administrative Agent may reasonably request.><

(b) ><Additional Unencumbered Properties>.~~(b)~~ Upon the addition of any new Real Estate Asset as an Unencumbered Property after the Effective Date, within the time period required by Section 5.11(c) below, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such Real Estate Asset satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”.

(c) <Time Period. >The Borrower shall deliver the items described in and required by clauses (a) and (b) above on or before the fifteenth (15th) day of the month following the month in which such Subsidiary Guarantor or Unencumbered Property was created, acquired or added (or such later date to which the Administrative Agent may agree). Thereafter, the Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out the Transactions.<

(d) <Covenant Waiver Period Pledge Requirement. Commencing on the Amendment Effective Date and until the Collateral Release Date, the Borrower will cause all of the Covenant Waiver Period Collateral to be subject to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Collateral Agent on behalf of the lenders under the Credit Facilities to secure the Obligations in accordance with the terms and conditions of the Intercreditor Agreement and the Collateral Documents.><

(e) ><Further Assurances.><

(i) ><Covenant Waiver Period. Commencing on the Amendment Effective Date and until the Collateral Release Date, and without limiting the foregoing, the Borrower will, and will cause each of its Subsidiaries that owns any Covenant Waiver Period

Collateral to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent or the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by applicable law and which the Administrative Agent or the Collateral Agent may, from time to time until such time as the applicable Covenant Waiver Period Collateral shall be released pursuant to the terms of this Agreement and the other Loan Documents, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents in the Covenant Waiver Period Collateral, all at the expense of the Borrower; provided, however, that no Designated Covenant Waiver Period Collateral Subsidiary shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent (or Collateral Agent), together with an endorsement in blank.><

(ii) ><Pari Passu Lien Requirement. Notwithstanding anything to the contrary contained herein, to the extent that any Loan Party grants or maintains a Lien on any assets of such Loan Party to secure the other Credit Facilities or any Permitted Capital Markets Indebtedness, such Loan Party shall contemporaneously grant and maintain a Lien on such assets to secure the Obligations. All Liens in the Covenant Waiver Period Collateral shall be pari passu with the Liens granted in connection with the other Credit Facilities and shall be pari passu or senior to any Liens granted in connection with any Permitted Capital Markets Indebtedness, and shall, in all respects, be subject to the Intercreditor Agreement.>

SECTION 5.12 Releases of Guaranties. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.02 or (ii) under the circumstances described in paragraphs (b) and (c) below.

(b) At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantors shall be released from their obligations under the Guaranties (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person.

(c) ~~If~~<Following the Collateral Release Date, if> the Company achieves one (1) Investment Grade Rating, the Subsidiary Guarantors shall be released from their obligations under the Subsidiary Guaranty (other than those expressly stated to survive such termination) and the Material Subsidiaries shall not be required to provide a Subsidiary Guaranty, except that any Material Subsidiary that is liable for any Recourse Indebtedness (whether secured or unsecured, and including any guarantee obligations in respect of indentures or otherwise) shall nonetheless be required to be a Subsidiary Guarantor and to provide a Subsidiary Guaranty for any Real Estate Asset of such Subsidiary Guarantor to be treated as an Unencumbered Property for purposes of this Agreement. In addition, if any Subsidiary Guarantor no longer meets the definition of

“Material Subsidiary” (including as a result of ~~the designation of~~ any Unencumbered Property ~~as no longer constituting~~<ceasing to meet all of the criteria required to constitute an> Unencumbered Property<, other than in a transaction not permitted by this Agreement>), upon the request of the Borrower and so long as no Default shall have occurred and be continuing or would result therefrom, such Subsidiary shall be released from its obligations under the Subsidiary Guaranty (other than those expressly stated to survive such termination).<

SECTION 5.13 <Covenant Waiver Period Collateral Release.><

(a) <Obligation to Release. So long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon either (i) the Collateral Release Date or (ii) to the extent necessary to permit consummation of any transaction permitted by this Agreement (and in accordance with this Agreement, including Section 2.11), the Administrative Agent shall, subject to the satisfaction of the requirements of Section 5.13(b), promptly release (or instruct the Collateral Agent to release) the Liens granted to the Administrative Agent (or the Collateral Agent) on the applicable Covenant Waiver Period Collateral and the Collateral Documents related thereto (the “Covenant Waiver Period Collateral Release”). Upon the release of any Covenant Waiver Period Collateral pursuant to this Section 5.13(a), the Administrative Agent shall (to the extent applicable) deliver to the Borrower (or instruct the Collateral Agent to deliver), upon the Borrower’s request and at the Borrower’s expense, such documentation as may be reasonably satisfactory to the Administrative Agent and otherwise necessary or advisable to evidence the release of such Covenant Waiver Period Collateral from its obligations under the Loan Documents. The Lenders authorize the Administrative Agent and/or the Collateral Agent to effect such Lien releases.><

(b) ><Collateral Release Request and Certificate. The Borrower shall have delivered to the Administrative Agent (or the Collateral Agent), on or prior to the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which any Covenant Waiver Period Collateral Release is to be effected, written notice that it is requesting a Covenant Waiver Period Collateral Release, which notice shall identify the Covenant Waiver Period Collateral to be released and the proposed effective date for such Covenant Waiver Period Collateral Release, together with a certificate signed by an Authorized Officer of the Borrower (such certificate, a “Covenant Waiver Period Collateral Release Certificate”), certifying that: (i)(A) in the case of a request for a Covenant Waiver Period Collateral Release pursuant to Section 5.13(a)(i), the Borrower has been in compliance with the financial covenants set forth in Section 6.12 (without giving effect to the Permitted Variations) for two consecutive fiscal quarters and the Permitted Variations Period is no longer in effect, or (B) in the case of a request for a Covenant Waiver Period Collateral Release pursuant to Section 5.13(a)(ii), such transaction is permitted by and is being made in accordance with this Agreement and (ii) no Default or Event of Default has occurred and is continuing or would result therefrom.><

SECTION 5.14 ><COVID-19 Programs><. Before participating in or applying to participate in any COVID 19-related government-sponsored relief program, the Borrower shall make a determination in good faith in consultation with counsel that it is eligible to participate in any such program, and shall take into consideration in making such determination all rules, regulations and FAQs related to such program.>

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness. The Borrower will not, and will not permit the Company or any Subsidiary to, create, incur, assume or permit to exist any Indebtedness<:><

(a) ><until the Covenant Compliance Date, other than:><

(i) ><Indebtedness under the Credit Facilities;><

(ii) ><Permitted Capital Markets Indebtedness, which Indebtedness under this clause (ii), for the avoidance of doubt, shall be subject to the mandatory prepayment provisions in Section 2.11(b);><

(iii) ><subject to Section 6.02 with respect to Liens on Unencumbered Properties, Nonrecourse Indebtedness, which Indebtedness under this clause (iii), for the avoidance of doubt, shall be subject to the mandatory prepayment provisions in Section 2.11(b);><

(iv) ><Permitted Refinancing Indebtedness;><

(v) ><COVID-19 Relief Funds;><

(vi) ><intercompany Indebtedness among the Company, the Borrower and their Wholly-Owned Subsidiaries;><

(vii) ><Capital Lease Obligations and purchase money obligations in respect of personal property in an aggregate amount (excluding any purchase money obligations associated with trade payables that do not constitute Indebtedness) not to exceed $10,000,000;><

(viii) ><guarantees constituting permitted Investments under Section 6.13(b); and><

(ix) ><other Indebtedness in existence on the Amendment Effective Date as set forth on Schedule 6.01; and><

(b) ><on and after the Covenant Compliance Date,> that will cause a breach of the financial covenants set forth in Section 6.12.

SECTION 6.02 Liens. The Borrower will not, and will not permit the Company or any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) <on and after the Covenant Compliance Date, >Liens securing Secured Indebtedness, the incurrence of which will not cause a breach of the financial covenants set forth in Section 6.12;<

(c) <on >and~~(c)~~ <after the Covenant Compliance Date, >other Liens on a property which is not an Unencumbered Property, so long as such Liens would not constitute or result in a Default or an Event of Default under this Agreement<;><

(d) ><other Liens in existence on the Amendment Effective Date that do not affect the Unencumbered Properties and are listed on Schedule 6.02; and><

(e) ><during the period from and after the Amendment Effective Date until the Covenant Compliance Date, Liens to secure Nonrecourse Indebtedness on any property or other assets (including any Unencumbered Property) if (x) the Net Cash Proceeds thereof are applied in accordance with Section 2.11(b) and (y) the aggregate Unencumbered Asset Value of all Unencumbered Properties that will be subjected to such Liens does not exceed twenty percent (20%) of the aggregate Unencumbered Asset Value of all Unencumbered Properties on the Amendment Effective Date (based on Unencumbered Asset Values as of March 31, 2020), unless otherwise agreed to by the Borrower and the Required Lenders after the Amendment Effective Date.>

Notwithstanding the foregoing provisions of this Section 6.02, the failure of any Unencumbered Property to comply with the requirements set forth in the definition of “Unencumbered Property” shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.

SECTION 6.03 Fundamental Changes; Changes in Business; Asset Sales. (a) The Borrower will not, and will not permit the Company or any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, (including all or substantially all of the Equity Interests in any of its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (and subject to compliance with Section 5.11(a) as applicable) (i) any Person may merge into the Company or the Borrower in a transaction in which the Company or the Borrower is the surviving entity, (ii) any Person (other than the Company or the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve or merge into, or sell, transfer, lease or otherwise dispose of its assets to another Person and (v) the Borrower and/or the Company may sell, transfer or otherwise dispose of the Equity Interests in any of its Subsidiaries if (x) the Borrower determines in good faith that such sale, transfer, liquidation, dissolution, merger or disposition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto.

(b) The Borrower will not, and will not permit the Company or any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company, the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c) The Borrower will not, and will not permit the Company or any Subsidiary to, sell, ~~encumber,~~ transfer or otherwise dispose of any asset unless the Borrower complies with Section 5.10 to the extent applicable, and after giving effect thereto the Borrower is in compliance with the financial covenants set forth in Section 6.12 and no Default or Event of Default exists or would result therefrom<; provided that, during the period from and after the Amendment Effective Date until (but not including) the Covenant Compliance Date, the Borrower may, and may permit the Company or any Subsidiary to, sell, transfer or otherwise dispose of properties or other assets (including Unencumbered Properties) only if such sale is made in an arm’s length transaction (in the Borrower’s good faith determination) and the Net Cash Proceeds thereof are applied in accordance with Section 2.11(b)>.

SECTION 6.04 [Reserved].

SECTION 6.05 Swap Agreements. The Borrower will not, and will not permit the Company or any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company, the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.06 Restricted Payments. ~~If~~<(a) On and after the Amendment Effective Date until the Covenant Compliance Date, the Borrower may not make any Restricted Payments except (i) pursuant to incentive plans (including equity or equity-based plans and non-equity plans) and awards thereunder, and other existing contractual obligations to current or former management or employees or members of the board of directors of the Company, the Borrower or any of their subsidiaries, (ii) to the Company or XHR GP, Inc., the general partner of the Borrower, for their respective operating costs and general and administrative expenses and (iii) to the Borrower’s partners pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Borrower in an amount equal to the greater of (x) the minimum amount required to be distributed by the Company to its shareholders in any fiscal year or pursuant to Section 858 or 860 of the Code in order to maintain REIT status of the Company and avoid the payment of federal income or excise tax and (y) an aggregate amount of up to one cent per share of common stock of the Company per fiscal quarter, and (b) on and after the Covenant Compliance Date, if>

a Default or an Event of Default has occurred and is continuing, the Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrower may make Restricted Payments to its partners pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership of the Borrower which result in distributions to the Company for any fiscal year in an amount equal to the amount required to be distributed by the Company to its shareholders with respect to such fiscal year or pursuant to Section 858 or 860 of the Code in order to maintain REIT status of the Company and avoid the payment of federal income or excise tax.

SECTION 6.07 Transactions with Affiliates. The Borrower will not, and will not permit the Company or any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower, the Company and their respective Wholly-Owned Subsidiaries not involving any other Affiliate, (c) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business (including, without limitation, conversions of such compensation and benefits to equity under the terms of any long term incentive plan) and (d) any Restricted Payment permitted by Section 6.06.

SECTION 6.08 [Reserved]~~.~~

SECTION 6.09 Sale and Leaseback. The Borrower will not, and will not permit the Company or any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company, the Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company, the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except to the extent that such sale is otherwise permitted by this Agreement and the obligations under such lease, if treated as Indebtedness, would not result in the occurrence of a Default or an Event of Default.

SECTION 6.10 Changes in Fiscal Periods. Unless required by law, regulation or order of Governmental Authority, the Borrower will not (i) permit the fiscal years of the Company, and the Borrower and its Subsidiaries to end on a day other than December 31 or (ii) change the Company’s, the Borrower’s or its Subsidiaries’ method of determining fiscal quarters; provided that if such change is required by such law, regulation or order, the Borrower shall give the Administrative Agent prior written notice of such change.

SECTION 6.11 Payments and Modifications of Subordinate Debt. The Borrower will not, and will not permit the Company or any Subsidiary to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is subordinate to the Obligations if such action would violate the subordination terms applicable to such Indebtedness<; provided that, on and after the Amendment Effective Date until the Covenant Compliance Date, the Borrower will not make or permit any such payment under this Section 6.11 other than mandatory scheduled payments of principal and interest>.

SECTION 6.12 Financial Covenants. As of the end of any fiscal quarter of the Borrower (or at all times, in the case of Section 6.12(g)(i) below), the Borrower will not permit:

(a) Leverage Ratio. The ratio of Total Indebtedness as of such date to Consolidated EBITDA for the period of four (4) consecutive quarters then ended (<subject to Section 6.12(h)) (>the “Leverage Ratio”)<, commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021)> to exceed 6.0 to 1.0; provided< that the Leverage Ratio may exceed 6.0 to 1.0 during the Permitted Variations Period (which shall in no event be later than the fiscal quarter ending June 30, 2022), so long as the Leverage Ratio does not exceed (i) 8.50 to 1.00 as at the end of the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021) and the next fiscal quarter thereafter, (ii) 8.00 to 1.00 as at the end of each of the subsequent two fiscal quarters thereafter, (iii) 7.50 to 1.00 as at the end of the subsequent fiscal quarter thereafter (which shall in no event be later than the fiscal quarter ending June 30, 2022) (each of the foregoing clauses (i) – (iii), a “Permitted Leverage Variation”); provided further> that (x) ~~such ratio~~<the Leverage Ratio> may exceed 6.0 to 1.0 following a Major Acquisition so long as (~~i~~<A>) ~~such ratio~~<the Leverage Ratio> does not exceed 6.0 to 1.0 as of the end of more than two (2) consecutive fiscal quarters following such Major Acquisition and (~~ii~~<B >) ~~such ratio~~<the Leverage Ratio> does not exceed 6.5 to 1.0 as of any such date of determination and (y) for purposes of calculating ~~such ratio~~<the Leverage Ratio>, not more than 25% of the aggregate Consolidated EBITDA may be attributable to assets consisting of investments in Investment Affiliates, income-producing Real Estate Assets other than hotels or similar hospitality properties, Development Properties, Unimproved Land, Real Estate Assets undergoing Major Renovations, and Mortgage Notes receivable.

(b) Secured Leverage Ratio. The ratio of the aggregate amount of all Secured Indebtedness to Total Asset Value to exceed 45%.

(c) Recourse Secured Leverage Ratio. The ratio of the aggregate amount of all Recourse Secured Indebtedness to Total Asset Value to exceed 10%.

(d) Fixed Charge Coverage Ratio. ~~For~~<Commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021), for> any period of four consecutive fiscal quarters of the Borrower then ended< (subject to Section 6.12(h))>, the ratio of Consolidated EBITDA for such period to Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.

(e) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth to be less than the sum of (i) $1,649,834,973 plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Company, the Borrower and their Subsidiaries to third parties after September 30, 2017.

(f) Unsecured Interest Coverage Ratio. ~~The~~<Commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021), the> ratio of Unencumbered Adjusted Net Operating Income for any period of four consecutive fiscal quarters of the Company then ended to Unsecured Interest Expense for such period <(subject to Section 6.12(h)) >to be less than 2.0 to 1.0<; provided that such ratio may be less than 2.0 to 1.0 during the Permitted Variations Period, so long as such ratio is not less than 1.60 to 1.0 (the “Permitted Unsecured Interest Coverage Variation” and, together with the Permitted Leverage Variation, the “Permitted Variations”)>.

(g) Minimum Number of Unencumbered Assets and Minimum Unencumbered Asset Value. (i) At any time, there to be fewer than five (5) Unencumbered Properties; and (ii) as of the end of any fiscal quarter, Unencumbered Asset Value to be less than $250,000,000.<

(h) <Annualized Calculations. For the period commencing with the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021) and the next two fiscal quarters thereafter, for the purposes of calculating the Leverage Ratio, Fixed Charge Coverage Ratio, and Unsecured Interest Coverage Ratio described in the foregoing clauses (a), (d), and (f), “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be determined on an annualized basis as follows:><

(i) ><For the final fiscal quarter occurring during the Covenant Waiver Period (which shall in no event be later than the fiscal quarter ending June 30, 2021), “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the one (1) fiscal quarter then ended multiplied by four (4);><

(ii) ><For the next fiscal quarter thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the two (2) fiscal quarters then ended multiplied by two (2);><

(iii) ><For the next fiscal quarter thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the three (3) fiscal quarters then ended multiplied by four-thirds (4/3); and><

(iv) ><Thereafter, “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” shall be calculated using the four (4) fiscal quarters then ended.>

<Notwithstanding that the Borrower shall make such calculations on an annualized basis for purposes of determining compliance with such financial covenants, the Borrower shall also provide calculations of such financial covenants using “Consolidated EBITDA” and “Unencumbered Adjusted Net Operating Income” for the four (4) fiscal quarters then ended in its compliance certificate delivered pursuant to Section 5.01(d).><

(i) ><Liquidity Covenant. At all times during the period commencing with the Amendment Effective Date through (and including) the fiscal quarter ending one (1) fiscal quarter after the final fiscal quarter occurring during the Covenant Waiver Period, and reported as of the last day of each calendar month, the Borrower shall not permit the sum of (x) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (or if such Subsidiary is not a Wholly-Owned Subsidiary, the Borrower’s pro-rata share thereof based on its ownership share of such Subsidiary) as of such date of determination plus (y) an amount equal to (1) the aggregate Revolving Commitments minus (2) the aggregate Revolving Credit Exposure as of such date of determination, to be less than the following amounts:><

(i) ><during the Covenant Waiver Period (other than the final fiscal quarter occurring during the Covenant Waiver Period), $100,000,000;><

(ii) ><during the final fiscal quarter occurring during the Covenant Waiver Period, $75,000,000; and><

(iii) ><during the next fiscal quarter thereafter, $60,000,000.><

(j) ><Application of Financial Covenants. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the financial covenants set forth in clauses (a), (d) and (f) of this Section 6.12 shall not apply during the Covenant Waiver Period.><

SECTION 6.13 ><Additional Covenants During the Covenant Waiver Period. From the Amendment Effective Date until the Covenant Compliance Date, the Borrower shall not, and shall not permit any of its Subsidiaries to:><

(a) <acquire any Real Estate Assets, other than as permitted by Section 6.13(c);><

(b) ><make any Investment, other than the following:><

(i) ><(A) Investments existing on the Amendment Effective Date and Investments committed under binding agreements which agreements were entered into before the Amendment Effective Date, and (B) amendments, modifications, extensions, refinancings, renewals or replacements of any Investments described in clause (A) as long as the terms thereof are not materially more restrictive to the Borrower and its Subsidiaries when taken as a whole (but without any increase in the amount of such Investments unless otherwise permitted),><

(ii) ><Investments in cash and Cash Equivalents,><

(iii) ><(A) ownership by each of the Borrower and its Subsidiaries of the Equity Interests of each of its Subsidiaries as of the Amendment Effective Date and (B) other Investments (other than capital expenditures, except to the extent such capital expenditure is permitted by Section 6.13(c)) in the Borrower or in any Wholly-Owned Subsidiary,><

(iv) ><capital expenditures permitted by Section 6.13(c),><

(v) ><Investments made as a result of the receipt of non-cash consideration from an Asset Disposition permitted under this Agreement,><

(vi) ><Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Borrower or any of its Subsidiaries in the ordinary course of business or in a distribution in respect of an Investment permitted under this Section 6.13(b), and><

(vii) ><Investments in connection with any Swap Agreements;><

(c) ><make any capital expenditures other than (i) capital expenditures that are necessary to remedy emergency or life safety conditions, (ii) capital expenditures made or incurred with the use of casualty or condemnation proceeds for the restoration, rebuilding or replacement of the affected property, and (iii) other capital expenditures in an amount not to exceed (A) $60,000,000 during the period from the Amendment Effective Date through December 31, 2020; provided that any portion of such amount that is not used prior to December 31, 2020 may be used during the 2021 calendar year, and (B) $80,000,000 during the period from January 1, 2021 through December 31, 2021; for purposes of this Section 6.13(c), capital expenditures shall include acquisitions of (x) assets (including Real Estate Assets) pursuant to the exercise of any right of first refusal, right of first offer or other similar option to purchase in favor of the Borrower or any of its Subsidiaries to acquire any real property that is adjacent to, incidental to or related to any Real Estate Asset, but only if such right or option is in existence as of the Amendment Effective Date, and (y) assets such as easements, parking spaces, and retail spaces, in each case, related to any Real Estate Asset;><

(d) ><enter into any new ground lease on any Unencumbered Property, other than (i) ground leases existing prior to the Amendment Effective Date and any amendment, modification, extension, renewal or replacement thereof and (ii) capital expenditures permitted by Section 6.13(c); or><

(e) ><take any action under Section 6.03(a) (excluding transactions among any of the Company, the Borrower and/or any of its Subsidiaries and any other transaction that would otherwise be permitted under this Agreement, as of the Amendment Effective Date) or Section 6.09 that would otherwise be prohibited during a Default or Event of Default.>

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c) any representation or warranty made or deemed made by or on behalf of the Company, the Borrower or any Subsidiary in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to the Borrower’s existence) ~~or~~<, > Section 5.08<, Section 5.11(d),> or in Article VI;

(e) the Company, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); provided, however, that if any such default (other than a failure to comply with Section 5.01(a), (b) or (d)) is capable of being cured but cannot by its nature be cured within such thirty (30) day grace period and so long as the Borrower shall have commenced cure within such thirty (30) day grace period and shall, at all times thereafter, diligently prosecute such cure to completion, the Borrower shall have an additional period, not to exceed an additional thirty (30) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date;

(f) the Company, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or a voluntary refinancing of such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company, the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not issued a notice denying coverage thereof or to the extent not indemnified by Inland American Real Estate Trust Inc. after Inland American Real Estate Trust, Inc. has been notified of such judgment or order) in an aggregate amount in excess of $75,000,000 shall be rendered against the Company, the Borrower, any Wholly-Owned Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, the Borrower or any such Subsidiary to enforce any such judgment, which action is not stayed or bonded pending appeal;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, the Borrower and its Subsidiaries in an aggregate amount exceeding $75,000,000; ~~or~~

(m) the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party < (except for release of a Subsidiary Guarantor or Covenant Waiver Period Collateral pursuant to Section 5.12 or 5.13)> or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, a Guaranty or any other Loan Document; or this Agreement, a Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(n) a Change in Control shall occur; <or>

(o) <any Collateral Document shall for any reason fail to create a valid and perfected security interest in any portion of the Covenant Waiver Period Collateral, as applicable, purported to be covered thereby, with the priority required by the applicable Collateral Document, except (i) as permitted by the terms of any Loan Document, (ii) as a result of the release of such security interest in accordance with the terms of any Loan Document or (iii) as a result of the failure of the Collateral Agent or Administrative Agent to maintain the possession of certificates actually delivered to it representing securities pledged under a Collateral Document or to file Uniform Commercial Code continuation statements;>

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;

(c) Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;

(d) Fourth, to prepay principal on the Loans and unreimbursed LC Disbursements ratably;

(e) Fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

(f) Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents;

(g) Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender; and

(h) Eighth, to the Borrower or whoever may be legally entitled thereto.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, (a) the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and (b) if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower so long as no Event of Default has occurred and is continuing (not to be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or receives notice of removal, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:(i) if to the Borrower or any other Loan Party, to it at c/o Xenia Hotels & Resorts, Inc., 200 South Orange Avenue, Suite 2700, Orlando, Florida 32801, Attention of Xenia Chief Financial Officer and Xenia General Counsel (Email: financenotices@xeniareit.com);

(ii) if to the Administrative Agent or to JPMorgan Chase Bank, N.A. as an Issuing Bank, and/or as a Swingline Lender, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor L2, Chicago, IL 60603, Fax: 312-385-7101, Email: cls.reb.chicago@jpmorgan.com, Attention of Kevin Berry, with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn – 19th Floor, Chicago, IL 60603, Attention of Christian Lunt (Telecopy No. 312-325-5174; Email: Christian.c.lunt@jpmorgan.com);

(iii) if to Wells Fargo Bank, National Association as an Issuing Bank and/or as a Swingline Lender to Wells Fargo Bank, National Association, 301 S. College Street, 4th Floor, Charlotte, NC 28202, Attention: Anand J. Jobanputra, Fax: 704-715-1428, Email: <anand.jobanputra@wellsfargo.com>, with a copy to Wells Fargo Bank, National Association, CRE Loan Services, 100 North Main Street, 10th Floor, Winston-Salem, NC 27101, Attention to ~~Anne F~~ <Dana M>. ~~Hutchinson~~ <Hind> (Telecopy No. 866-588-0565; Email:~~anne.f.hutchison~~ <dana.hind>@wellsfargo.com);

(iv) if to KeyBank National Association as an Issuing Bank to KeyBank National Association, 1675 Broadway, Suite 400, Denver, CO 80202, Attention: Leslie Marquez, Fax: 720-904-4430, Email: <leslie_marquez@keybank.com,> and if to KeyBank National Association as a Swingline Lender, to KeyBank National Association, ~~1200 Abernathy Rd., NE, Suite 1550, Atlanta, GA 30328~~ <4910 Tiedeman Road, Brooklyn, OH 44144-2302>, Attention: ~~Jennifer C. Duke~~ <Ana Guzdar> (Telecopy No. 216-370-6206; Email: ~~Jennifer_duke@keybank.com~~ <ana_guzdar@keybank.com>); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II if the Administrative Agent notifies the Borrower in writing that such notices may not be delivered using the Electronic System. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. <Notwithstanding anything to the contrary contained herein, notices and other communications to the Administrative Agent and the Lenders hereunder by the Borrower, other than for any notices pursuant to Article II, may be delivered or furnished by posting on a commercial or governmental, third-party website such as www.sec.gov or a website sponsored or hosted by the Company or the Borrower such as www.xeniareit.com to which the Administrative Agent and each Lender have access, and such notices and other communications shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Company or Borrower posts such notices or other communications or the notices or other communications become available on a commercial or governmental website; provided that the foregoing shall not apply to any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to accept notices and other communications pursuant to these procedures; provided further, that if such notice or communication is not posted during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.>

~~Unless~~ <Subject to the immediately preceding sentence, unless> the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System, except to the extent of the gross negligence or willful misconduct of the Administrative Agent. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.14(b) and Section 9.02(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the written consent of the Required Lenders; provided that, notwithstanding the foregoing, no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (other than in each case, additional interest accruing pursuant to Section 2.13(c)), (iii) except as provided in Section 2.21, postpone the Revolving Maturity Date or any other scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) except as expressly provided in Section 2.04(c)(v), change Section 2.18(b) or (c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) except as expressly provided in (and subject to the terms of) Section 2.04(c)(v), change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release the Company from its obligations under the Guaranty without the written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lenders, as the case may be, (y) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent, the Swingline Lenders and the Issuing Bank and (z) no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively.

(c) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. The Administrative Agent shall promptly provide a copy of any such amendment to the Lenders.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers listed on the cover page hereof and their Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative

Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower shall not be liable for the reasonable fees and expenses of more than one separate law firm (which shall be selected by the Administrative Agent and reasonably acceptable to the Required Lenders) at any one time for the Administrative Agent and the Lenders as a whole (and, if necessary, one firm of local and regulatory counsel in each appropriate jurisdiction and regulatory field, as applicable, at any one time for the Administrative Agent and the Lenders as a whole); provided, further, that in the case of a conflict of interest where the Lenders affected by such conflict inform the Borrower of such conflict, the Borrower shall also be responsible for the reasonable fees and expenses of such additional counsel (which shall be reasonably acceptable to each such Lender and shall include, if necessary, local and regulatory counsel in each appropriate jurisdiction and regulatory field) as is necessary to eliminate such conflict.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower, its Affiliates, its creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lenders under paragraph (a)

or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lenders, as the case may be, such Lender’s Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lenders in their capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions, except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Revolving Lender (other than a Defaulting Lender) immediately prior to giving effect to such assignment;

(C) the Issuing Bank; and

(D) each Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f), it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment, or grant of a security interest; provided that no such pledge or assignment, or grant of a security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(e) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or

Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, at its own expense, the assigning or participating lender shall promptly use commercially reasonable efforts to cause such assignment or participation to be cancelled and unwound and any such Disqualified Institution shall fully cooperate with the Borrower and such lender and take all such action as either of them shall request to promptly cancel and unwind such assignment or participation. If such assignment or participation is not unwound or cancelled or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Electronic System, including that portion of the Electronic System that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that ~~nothing herein shall require~~ <without limiting the foregoing, (a) to the extent> the Administrative Agent <has agreed> to accept such ~~electronic signatures in any form or format other than telecopy or emailed .pdf~~ <Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto> without ~~its prior written consent or preclude~~ <further verification and (b) upon the reasonable request of> the Administrative Agent ~~from requiring the subsequent delivery of original signatures~~, <any Electronic Signature of any party to this Agreement or any other Loan Document shall, as promptly as practicable, be followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time>.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section), (b) to the extent requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Person agrees to inform the Borrower promptly thereof to the extent not prohibited by law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against the Administrative Agent, the Issuing Bank or any Lender, (g) (i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, in each case subject to the other confidentiality provisions set forth in this Section (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (g) so long as such Person is not listed on such DQ List), (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Company, the Borrower, or any of their Subsidiaries or Related Parties or (iii) is independently developed by the

Administrative Agent, the Issuing Bank or any Lender without use of or reference to the Information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For the purposes of this Section, “Information” means all information received from the Company, the Borrower, any Subsidiary or any of their respective Related Parties relating to the Company, the Borrower, any Subsidiary or their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to such disclosure; provided that, in the case of information received from the Company, the Borrower, any Subsidiary or such Related Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

SECTION 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14 Authorization to Distribute Certain Materials to Public-Siders.

(a) If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

(b) The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

SECTION 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Patriot Act. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of this Agreement and the other Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Credit Parties and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Credit Parties and the Joint Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Credit Party and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither any Credit Party nor any Joint Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Credit Parties and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Credit Party nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower agrees that it will not assert any claim against any Credit Party or any Joint Lead Arranger based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.

SECTION 9.18 Acknowledgement and Consent to Bail-In of ~~EAA~~ <Affected> Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EAA~~ <Affected> Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~ <the applicable> Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~ <the applicable> Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EAA~~ <Affected> Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EAA~~ <Affected> Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~ <the applicable> Resolution Authority.

SECTION 9.19 Transitional Arrangements.

(a) Existing Credit Agreement Superseded. This Agreement shall amend and restate the Existing Credit Agreement in its entirety, except as provided in this Section 9.19 and Section 2.06(a). On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided however, that any of the “Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall, for purposes of this Agreement, remain outstanding and be Loans hereunder. The Lenders’ interests in such Loans and participations in Letters of Credit shall remain outstanding and be reallocated on the Effective Date in accordance with each Lender’s Revolving Commitments. On the Effective Date, (x) the Revolving Commitments shall continue in effect, and each Person listed on Schedule 2.01A attached to this Agreement shall be a Lender under this Agreement with the Revolving Commitment set forth opposite its name on such Schedule 2.01A, (y) each Person listed on Schedule 2.01B attached to this Agreement shall be a Swingline Lender under this Agreement with the Swingline Commitment set forth opposite its name on such Schedule 2.01B, and (z) each Person listed on Schedule 2.01C attached to this Agreement shall be an Issuing Bank under this Agreement with the Letter of Credit Commitment set forth opposite its name on such Schedule 2.01C.

(b) Interest and Fees Under Existing Credit Agreement. All interest and all commitment, facility and letter of credit fees and other expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid on the Effective Date in accordance with the method specified in the Existing Credit Agreement, as if the Existing Credit Agreement were still in effect.

SECTION 9.20 <Acknowledgement Regarding Any Supported QFCs><.>

<To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):>

<In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.>

<As used in this Section 9.20, the following terms have the following meanings:>

<“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.>

<“Covered Entity” means any of the following:>

<(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);>

<(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or>

<(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).>

<“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.>

<“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

XHR LP

By:	XHR GP, Inc.,
its general partner

By:
Name:
Title:

Exhibit F

Form of Covenant Waiver Period Pledge Agreement

Exhibit G

Form of Intercreditor Agreement

Schedule 1

Loan Parties

Entity Name	Jurisdiction of Organization	Guarantor/ New Guarantor
XHR LP	Delaware	—
Xenia Hotels & Resorts, Inc.	Maryland	Guarantor
IA Lodging San Diego, L.L.C.	Delaware	Guarantor
IA Lodging Savannah Barnard, L.L.C.	Delaware	Guarantor
IA Lodging Dallas Akard LP	Illinois	Guarantor
XHR Pittsburgh Market LLC	Delaware	Guarantor
XHR Boston Commonwealth LLC	Delaware	Guarantor
IA Lodging Key West, L.L.C.	Delaware	Guarantor
XHR Orlando Cypress LLC	Delaware	Guarantor
XHR Scottsdale Ranch LLC	Delaware	Guarantor
XHR Santa Barbara LLC	Delaware	Guarantor
IA Lodging Chicago Wabash, L.L.C.	Delaware	Guarantor
IA Lodging Salt Lake City, L.L.C.	Delaware	Guarantor
IA Lodging Alexandria King, L.L.C.	Delaware	Guarantor
XHR Portland LLC	Delaware	Guarantor
IA Lodging Napa Solano, L.L.C.	Delaware	Guarantor
IA Lodging Woodlands LP	Delaware	Guarantor
XHR Carlsbad LLC	Delaware	Guarantor
IA Lodging Austin Arboretum LP	Delaware	Guarantor
XHR Phoenix Palms LLC	Delaware	Guarantor
IA Lodging Celebration, L.L.C.	Delaware	New Guarantor
IA Lodging Savannah, L.L.C.	Delaware	New Guarantor
XHR Charleston Meeting LLC	Delaware	New Guarantor
XHR Mountain Brook LLC	Delaware	New Guarantor
IA Lodging Santa Clara, L.L.C.	Delaware	New Guarantor
IA Lodging New Orleans, L.L.C.	Delaware	New Guarantor
IA Lodging Charleston Lee, L.L.C.	Delaware	New Guarantor
XHR Denver Curtis LLC	Delaware	New Guarantor
XHR Atlanta Peachtree LLC	Delaware	New Guarantor
IA Lodging Houston Galleria LP	Delaware	New Guarantor
IA Lodging Houston Oaks LP	Delaware	New Guarantor
IA Lodging Denver Champa, L.L.C.	Delaware	New Guarantor
XHR Portland OCC LLC	Delaware	New Guarantor

Schedule 3.05

Unencumbered Properties

Schedule 6.01

Existing Indebtedness

Schedule 6.02

Existing Liens

Schedule 9

Post-Effectiveness Obligations

Within ten (10) Business Days following the Amendment Effective Date, the Borrower shall cause the following Subsidiaries to become a party to the Subsidiary Guaranty by executing a joinder agreement in the form contemplated by the Subsidiary Guaranty:

1.	IA Lodging Dallas Akard GP, L.L.C., a Delaware limited liability company

2.	IA Lodging Dallas Akard LP, L.L.C., a Delaware limited liability company

3.	IA Lodging Austin Arboretum GP, L.L.C., a Delaware limited liability company

4.	IA Lodging Austin Arboretum LP, L.L.C., a Delaware limited liability company

5.	IA Lodging Woodlands GP, L.L.C., a Delaware limited liability company

6.	IA Lodging Woodlands LP, L.L.C., a Delaware limited liability company

7.	IA Lodging Houston Galleria GP, L.L.C., a Delaware limited liability company

8.	IA Lodging Houston Galleria LP, L.L.C., a Delaware limited liability company

9.	IA Lodging Houston Oaks GP, L.L.C., a Delaware limited liability company

10.	IA Lodging Houston Oaks LP, L.L.C., a Delaware limited liability company